BROWN & BROWN, INC. EMPLOYEE SAVINGS PLAN (RESTATED EFFECTIVE JANUARY 1, 2016)

BROWN & BROWN, INC. EMPLOYEE SAVINGS PLAN (RESTATED EFFECTIVE JANUARY 1, 2016) ARTICLE 1 - BACKGROUND 1 ARTICLE 2 - DEFINITIONS 2 ARTICLE 3 - PARTICIPATION 11 3.1 Eligibility for Participation. 11 3.2 Data. 11 3.3 Credit for Qualified Military Service. 11 ARTICLE 4 - CONTRIBUTIONS 12 4.1 Pre-Tax Elective Deferrals, Roth Elective Deferrals, and Catch-Up Contributions. 12 4.2 Safe Harbor Matching Contributions. 13 4.3 Discretionary Matching Contributions. 13 4.4 Discretionary Profit Sharing Contributions. 14 4.5 Qualified Nonelective Employer Contributions. 15 4.6 Form of Contributions. 16 4.7 Timing and Deductibility of Contributions. 16 ARTICLE 5 - ROLLOVER CONTRIBUTIONS 17 5.1 Requirements for Rollover Contributions. 17 5.2 Delivery of Rollover Contributions. 17 5.3 Withdrawal of Rollover Contributions. 17 ARTICLE 6 - LIMITATIONS ON CONTRIBUTIONS 19 6.1 Annual Limit on Pre-Tax Elective Deferrals and Roth Elective Deferrals. 19 6.2 Safe Harbor Status for Nondiscrimination Testing Purposes. 20 6.3 Maximum Allocations under Section 415 of the Code. 20 6.4 Other Limitations on Employer Contributions. 20 ARTICLE 7 - TRUST AND INVESTMENT FUNDS 22 7.1 Trust. 22 7.2 Investments. 22 ARTICLE 8 - PARTICIPANT ACCOUNTS AND INVESTMENT ELECTIONS 23 8.1 Participant Accounts. 23 8.2 Investment Elections. 23 8.3 Valuation of Funds and Plan Accounts. 23 ARTICLE 9 - VESTING 25 9.1 100 Percent Vesting Upon Retirement, Death or Disability. 25 9.2 100 Percent Vesting of Certain Accounts. 25 9.3 Gradual Vesting of All Other Contributions. 25 9.4 Forfeitures. 26 9.5 Accounts of Reemployed Participants 26 9.6 Vesting upon Complete Termination or Discontinuance of Contributions. 27 9.7 Vesting Requirement upon Partial Termination. 28 9.8 Amendments to the Vesting Schedule. 28 9.9 Service for Vesting Purposes When Previously Frozen Plan Resumes Allocations. 28 ARTICLE 10 – DISTRIBUTIONS 30 10.1 In General. 30

10.2 Distribution of Vested Account Upon Termination of Employment or Disability 30 10.3 Distribution of Benefit Upon Death. 32 10.4 Direct Rollover Option. 35 10.5 Distribution of Property. 37 10.6 Missing Persons. 37 10.7 Distributions to Minor and Disabled Distributees. 37 10.8 Required Minimum Distribution 37 10.9 Statutory Commencement of Benefits. 38 ARTICLE 11 – IN-SERVICE WITHDRAWALS 39 11.1 Financial Hardship Withdrawals. 39 11.2 Withdrawals On or After Age 59-1/2. 40 11.3 Withdrawal of Rollover Contributions. 41 ARTICLE 12 – LOANS 42 12.1 Loans to Participants. 42 12.2 General Rules. 42 12.3 Maximum Loan Amount. 42 12.4 Minimum Loan Amount. 42 12.5 Loan Repayments. 43 12.6 Assignments and Pledges Treated as Loans. 43 ARTICLE 13 – PROTECTED BENEFITS 44 13.1 In General. 44 13.2 List of Protected Benefits. 44 13.3 Application of Code §411(a) With Respect to Protected Benefits. 44 ARTICLE 14 – STOCK BONUS PLAN PORTION PROVISIONS 45 14.1 Definitions. 45 14.2 Purpose. 46 14.3 Dividends. 47 14.4 Distribution of Company Stock. 47 14.5 No Authorization for Exempt Loan. 47 14.6 Participant Voting Rights. 47 14.7 Diversification of Participant's Account. 48 14.8 Put Option. 48 ARTICLE 15 – ADMINISTRATION 50 15.1 Administrator’s General Powers and Duties. 50 15.2 Correcting Administrative Errors. 51 15.3 Promulgating Notices and Procedures. 51 15.4 Employment of Agents and Counsel. 52 15.5 Compensation and Expenses. 52 15.6 Claims Procedures. 53 15.7 Qualified Domestic Relations Orders. 53 15.8 Appointment of an Investment Manager. 53 15.9 Committee Provisions 54 ARTICLE 16 - PARTICIPATING EMPLOYERS 56 16.1 Participating Employers 56 16.2 Plan Contributions 56 16.3 Plan Amendments 56 16.4 Plan Expenses 56 16.5 Employee Transfers 56 16.6 Termination of Participation 57

ARTICLE 17 - MISCELLANEOUS 58 17.1 No Contract of Employment. 58 17.2 Title to Assets. 58 17.3 Fiduciaries and Bonding. 58 17.4 Severability of Provisions. 58 17.5 Interpretation of the Plan and Trust. 58 17.6 Costs and Expenses of Legal Action. 59 17.7 Qualified Plan Status. 59 17.8 Mailing of Notices to Administrator, Employer or Trustee. 59 17.9 Participant Notices and Waivers of Notices. 59 17.10 Evidence Furnished Conclusive. 60 17.11 Release of Claims. 60 17.12 No Duplication of Benefits. 60 17.13 Discontinued Contributions. 60 17.14 Multiple Copies of Plan and Trust Agreement. 60 17.15 Limitation of Liability and Indemnification. 60 17.16 Written Elections and Forms. 61 17.17 Assignment and Alienation of Benefits. 61 17.18 Exclusive Benefit Rule. 61 ARTICLE 18 - TOP-HEAVY PLAN REQUIREMENTS 62 18.1 Top-Heavy Plan Determination. 62 18.2 Definitions and Special Rules. 62 18.3 Minimum Contribution for Top-Heavy Years. 63 ARTICLE 19 - AMENDMENT, PLAN TERMINATION 64 19.1 Authority of Board to Terminate 64 19.2 Authority of Board and Administrator to Amend 64 19.3 Effective Date of Amendment 64 19.4 Merger 65 EXECUTION 66

1 BROWN & BROWN, INC. EMPLOYEE SAVINGS PLAN (RESTATED EFFECTIVE JANUARY 1, 2016) ARTICLE 1 - BACKGROUND Brown & Brown, Inc. (the “Company”) restates and amends the Brown & Brown, Inc. Employee Savings Plan (the "Plan"), effective January 1, 2016 (the “Effective Date”), or such other dates as may be specifically provided herein, or as otherwise required by law for the Plan to satisfy the requirements of Section 401(a) of the Code. The original effective date of the Plan was January 1, 1985. This restatement of the Plan incorporates the Plan amendments from the prior restatement of the Plan, which was effective January 1, 2015, through January 1, 2016. The Plan consists of two portions, i.e., a 401(k) Cash or Deferred Portion and a Stock Bonus Portion. In addition, the Stock Bonus Portion of the Plan is designated as an employee stock ownership intended to invest primarily in Company Stock and satisfy the requirements of Sections 409 and 4975(e)(7) of the Code. Company Stock held by the Plan will be deemed to be held in the Stock Bonus Plan Portion of the Plan. The Administrator may direct the Trustee to invest in assets other than Company Stock to provide for expenses and distributions to the extent the Plan Administrator deems appropriate. The assets of the Plan that are not held in Company Stock will constitute the Section 401(k) Cash or Deferred Portion of the Plan. The foregoing will apply regardless of which of the Participants' accounts/sub-accounts within the Plan hold the various assets. Except as provided to the contrary herein, the provisions of this restated Plan will apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of any other individual will be governed by the Plan as in effect upon the date of his termination of employment.

2 ARTICLE 2 - DEFINITIONS The following words and phrases will have the following respective meanings when capitalized herein. Any term that is used herein without an initial capital letter and that is used in a provision of the Code with which the Plan must comply to meet the requirements of Section 401(a) of the Code, will be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision. Account. “Account” means the aggregate of a Participant’s sub-accounts described in Section 8.1 of the Plan and such other sub-accounts that may be established from time to time on behalf of a Participant, to be credited with contributions made by or on behalf of the Participant, adjusted for earnings and losses, and debited by distributions to and withdrawals of the Participant and expenses. Administrator. “Administrator” means the Investment Committee of the Brown & Brown, Inc. Employee Savings Plan. References in the Plan to the Administrator also will include any person or entity to whom the Administrator has delegated any of its authority pursuant to Article 15 of the Plan, to the extent of the delegation. Affiliate. “Affiliate” means: (a) A corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Employer; (b) A trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with an Employer; (c) Any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision; or (d) Any other entity that is required to be aggregated with an Employer pursuant to Regulations promulgated under Section 414(o) of the Code. Age. “Age” means an individual’s age on his last birthday, except that an individual reaches Age 59½ or Age 70½ on the corresponding date in the sixth calendar month following the month in which his 59th or 70th (respectively) birthday falls (or the last day of such sixth month if there is no such corresponding date therein). Allocation Period. “Allocation Period” means a period of 12 consecutive months or less for which an Employer contribution is made and allocated under the terms of the Plan and/or earnings and losses are allocated under the terms of the Plan. Beneficiary. “Beneficiary” means a person entitled under Section 10.6 of the Plan to receive benefits in the event of the death of a Participant. Subject to the provisions of Section 10.3 of the Plan regarding the rights of a Participant's Spouse, each Participant may designate a Beneficiary in writing with the Administrator. If a Participant designates

3 his or her Spouse and the Participant and his or her Spouse are legally divorced subsequent to the date of the designation, then the designation of such Spouse as a Beneficiary will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation in writing. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order, provided however, that with respect to clauses (1) and (2) following, such Beneficiaries are then living: (1) the Participant's Spouse, (2) the Participant's issue per stirpes; and (3) the Participant's estate. In the absence of a Beneficiary designation or other directive from a Participant to the contrary, any Beneficiary may name his or her own Beneficiary under Section 10.3(a)(4) of the Plan to receive any benefits payable in the event of the Beneficiary's death prior to the receipt of all the Participant's death benefits to which the Beneficiary was entitled. Notwithstanding any provision in this definition of “Beneficiary” to the contrary, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan. Benefit Commencement Date. “Benefit Commencement Date” means, for any Participant or Beneficiary, the date as of which the first benefit payment, including a single sum, from the Participant’s Account is due. Board. “Board” means the Board of Directors of the Company. Break in Service. With respect to any provision of the Plan that relates to the determination of Service for purposes of eligibility to participate in the Plan, “Break in Service” means a 12-month period of absence from employment with any Employer. With respect to any provision of the Plan that relates to the determination of Service for purposes of vesting, “Break in Service” means a Plan Year during which an Employee is not credited with more than 500 Hours of Service. If any computation period is less than 12 consecutive months, then the Hours of Service threshold set forth in the preceding sentence will be proportionately reduced. Catch-Up Contributions. For any eligible Participant, “Catch-Up Contributions” means contributions on his behalf as provided in Section 4.1(d) of the Plan that are made in accordance with, and subject to the limitations of, Section 414(v) of the Code. Code. “Code” means the Internal Revenue Code of 1986, as amended. Company. “Company” means Brown & Brown, Inc., a Florida corporation, and any successor thereto. Compensation. For each Employee, for any Plan Year, Limitation Year, or other period stated in the Plan with respect to a specific purpose (e.g., contribution allocation) or statutory determination (e.g., whether an Employee is a Highly Compensation Employee): (a) In General. Except as otherwise provided for specific purposes in subsection (b) of this definition, and subject to the limitation set forth in subsection (c) of this definition, “Compensation” means the Employee’s W-2 Wages (as defined below) for the relevant period, excluding Compensation received prior to becoming a Participant, and excluding

4 any differential wage payment (within the meaning of Section 3401(h)(2) of the Code) paid with respect to a period during which the Employee is performing service in the uniformed services while on active duty for more than 30 days, and excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including pre-tax Elective Deferrals and elective contributions that are not includible in gross income under Sections 125 or 402(a)(8) of the Code. (1) For purposes of the Plan, “W-2 Wages” means wages as defined in section 3401(a) of the Code, and all other payments of compensation for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under Section 3401(a) of the Code that limit remuneration included in wages based on the nature or location of the employment or services performed. (b) For Purposes of Key Employee Determination, Top Heavy Allocations, Highly Compensation Employee Determinations, and Section 415 Limitations. For the purposes of Article 6 and Article 18 of the Plan, subject to the limitation set forth in subsection (c) of this definition, “Compensation” means the Employee’s W-2 Wages, including any elective deferral as defined by Section 402(g)(3) of the Code, all employee contributions to an annuity under Section 403(b) of the Code, any amount that is contributed or deferred by an Employer or Affiliate at the election of the Employee and that is not includible in the gross income of the Employee by reason of Sections 125, 132(f), or 457 of the Code, and any differential wage payment (within the meaning of Section 3401(h)(2) of the Code) paid with respect to a period during which the Employee is performing service in the uniformed services while on active duty for more than 30 days. (c) Annual Dollar Limit. Only compensation not in excess of $265,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code, will be considered for all purposes other than for Elective Deferral purposes under Section 402(g) of the Code. If a Compensation determination period is less than 12 consecutive months, then the Compensation limit described in this subsection (c) will be multiplied by a fraction, the numerator of which is the number of months in the Compensation determination period, and the denominator of which is 12. (d) Post-Severance Compensation. Compensation includes the following amounts that would have been included in the Participant’s Compensation if the amounts were paid prior to the Participant’s termination of employment and that are paid to the Participant by the later of 2½ months after the Participant’s termination of employment or the end of the Limitation Year that includes the Participant’s date of termination of employment: (1) Regular pay after termination of employment if: (A) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and

5 (B) the payment would have been paid prior to termination of employment if the Participant had continued in employment with the Employer; (2) Leave cashouts and deferred compensation if the amount is either: (A) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued, or (B) received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income. Disability. “Disability” means a Participant’s physical or mental impairment that, in the opinion of the Social Security Administration, qualifies the Participant for disability benefits under the Social Security Act in effect on the date that the Participant suffers the mental or physical impairment. Discretionary Matching Contribution. “Discretionary Matching Contribution” means a matching contribution made by the Employer pursuant to Section 4.3 of the Plan. Discretionary Profit Sharing Contribution. “Discretionary Profit Sharing Contribution” means a nonelective Employer contribution made pursuant to Section 4.4 of the Plan. Early Retirement Age. “Early Retirement Age” means Age 59½, provided that the Participant is also credited with at least 5 Years of Service. Effective Date. “Effective Date” means the effective date of this restatement of the Plan, which is January 1, 2016. Elective Deferral. “Elective Deferral” means any Employer contribution made to the Plan at the election of the Participant in lieu of cash Compensation, and includes a Pre- Tax Elective Deferral and a Roth Elective Deferral. Eligibility Computation Period. “Eligibility Computation Period” means a period of 12 consecutive months that is used for purposes of eligibility to participate in the Plan. An Employee's initial Eligibility Computation Period will begin on his or her Employment Commencement Date, and the second Eligibility Computation Period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date (regardless of whether the Employee is credited with a specific number of Hours of Service during the initial Eligibility Computation Period) and each subsequent Eligibility Computation Period will consist of each subsequent Plan Year.

6 Eligible Employee. “Eligible Employee” means an Employee other than an Employee: (a) Who is not treated as an Employee of an Employer on such Employer’s payroll records (notwithstanding any determination by a court or administrative agency that such individual is an Employee); (b) Who is not a United States citizen or a resident alien and who provides services in a location other than the United States; or (c) Who is not expected to work at least 1,000 Hours of Service in an Eligibility Computation Period; provided, however, that if such an Employee completes 1,000 Hours of Service in an Eligibility Computation Period, such Employee will be an Eligible Employee. No individual who renders services for an Employer will be an Eligible Employee if such individual renders services as a Leased Employee or pursuant to an agreement or arrangement (written or oral) that such services are to be rendered by the individual as an independent contractor. Eligible Retirement Plan. “Eligible Retirement Plan” means any of: (a) An individual retirement account described in Section 408(a) of the Code (including a Roth IRA described in Section 408A of the Code); (b) An individual retirement annuity described in Section 408(b) of the Code (including a Roth IRA described in Section 408A of the Code, and excluding any endowment contract); (c) An employees’ trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code; (d) An annuity plan described in Section 403(a) of the Code; (e) An eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state which agrees to account separately for amounts transferred into such plan; and (f) An annuity contract described in Section 403(b) of the Code. Employee. “Employee” means an individual whose relationship with an Employer is, under common law, that of an employee. Employer. “Employer” means the Company or any Participating Employer. A Participating Employer automatically will cease being an Employer as of the date it ceases to be an Affiliate.

7 Employment Commencement Date. For any Employee, “Employment Commencement Date” means the date on which he is first entitled to be credited with an Hour of Service. ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Forfeiture Account. “Forfeiture Account” means the notational bookkeeping account into which all forfeitures are placed pending usage pursuant to Section 9.4(b) of the Plan. Highly Compensated Employee. For a Plan Year, a “Highly Compensated Employee” is any Employee who: (a) Is a 5-percent-owner (as determined under Section 416(i)(1) of the Code) at any time during the current Plan Year or the preceding Plan Year; or (b) For the preceding Plan Year, was paid compensation in excess of $115,000 (as adjusted in accordance with Section 414(q)(1)(B) of the Code) from an Employer or Affiliate. Hour of Service. “Hour of Service” means: (a) With respect to any provision of the Plan that relates to the determination of Service for purposes of eligibility to participate in the Plan, each hour for which an Employee is paid, or is entitled to payment, by an Employer or an Affiliate for the performance of duties. (b) With respect to any provision of the Plan that relates to the determination of Service for purposes of vesting: (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate, which will be credited to the Employee for the computation period in which the duties are performed; (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 Hours of Service will be credited under this clause (2) for any single continuous period (regardless of whether such period occurs in a single computation period); and (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, except that the same Hours of Service will not be credited both under clause (1) or clause (2), as the case may be, and under this clause (3), and these Hours of Service will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the

8 computation period in which the award, agreement or payment is made. Hours of Service under this paragraph will be calculated and credited pursuant to Department of Labor Regulation Section 2530.200b-2, which is incorporated herein by reference. Furthermore, Hours of Service will be credited for any individual who is considered to be an Employee under Section 414(n) of the Code for purposes of this Plan. (c) Maternity/Paternity Leave. Solely for purposes of determining whether a Break in Service has occurred in a computation period for purposes of an Employee's eligibility for Plan participation, Vesting, and benefit accrual/allocation, an individual on Maternity or Paternity Leave will receive credit for up to 501 Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The Hours of Service credited for a Maternity or Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that computation period, or in all other cases, in the following computation period. The term "Maternity or Paternity Leave" means an Employee's absence from work because of (a) the Employee's pregnancy; (b) the birth of the Employee's child; (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above. Leased Employee. “Leased Employee” means any person (other than an Employee of the recipient-Employer) who pursuant to an agreement between the recipient- Employer and other person (known as the "Leasing Organization") has performed services for the recipient-Employer (or for the recipient-Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient-Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the recipient-Employer will be treated as provided by the recipient-Employer. A Leased Employee will not be considered an Employee of the recipient-Employer if (a) such Leased Employee is covered by a money purchase plan providing (1) a non-integrated Employer contribution rate of at least 10 percent of the Leased Employee's compensation determined under Section 415(c)(3) of the Code; (2) immediate participation in such plan; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient-Employer's non-highly compensated work force. Named Fiduciary. “Named Fiduciary” means the Administrator or other fiduciary named by the Administrator to control and manage the operation and administration of the Plan. To the extent authorized by the Administrator, a Named Fiduciary may delegate its responsibilities to a third party or parties. The Employer is also a Named Fiduciary. Normal Retirement Age. “Normal Retirement Age” means Age 65. Participant. “Participant” means an Eligible Employee who has satisfied the requirements set forth in Section 3.1 of the Plan. An individual shall cease to be a Participant upon the complete distribution of his or her vested Account.

9 Participating Employer. “Participating Employer" means the Affiliates that are identified in Section 16.1 of the Plan as authorized by the Company to participate in the Plan on account of their Employees. Period of Service. The aggregate of the periods during which an Employee is employed by an Employer, subject to the following: (a) An Employee will be deemed to be employed by an Employer during: (1) any period of absence from employment by an Employer that is of less than 12 months’ duration, (2) the first 12 months of any period of absence from employment by an Employer for any reason other than the Employee’s quitting, retiring, being discharged or death, and (3) any period of absence from employment by an Employer due to or necessitated by the Employee’s Qualified Military Service, provided that the Employee returns to the employ of an Employer within the period prescribed by USERRA. (b) An Employee’s period of employment by an entity other than an Affiliate that becomes a Predecessor Company will be included as Service only to the extent expressly provided in the documents effecting the acquisition or otherwise required by law. Plan. “Plan” means the Brown & Brown, Inc. Employee Savings Plan, as set forth herein and amended from time to time. Plan Year. “Plan Year” means the calendar year. Predecessor Company. Any entity: (a) Of which an Affiliate is a successor by reason of having acquired all or substantially all of its business and assets; or (b) From which an Affiliate acquired a business formerly conducted by such entity; provided, however, that in the case of any such entity that continues to conduct a trade or business subsequent to the acquisition by an Affiliate referred in (a) or (b) above, the status of such entity as a Predecessor Company relates only to the period of time prior to the date of such acquisition. Pre-Tax Elective Deferral. “Pre-Tax Elective Deferral” means a Participant’s Elective Deferral that is not includible in the Participant’s gross income at the time that the Elective Deferral is deferred.

10 Qualified Military Service. “Qualified Military Service” means an individual’s service in the uniformed services (as defined in 38 U.S.C. Section 4303) if such individual is entitled to reemployment rights under USERRA with respect to such service. Regulations. “Regulations” means written regulations promulgated by the Department of Labor construing Title I of ERISA or by the Internal Revenue Service construing the Code. Roth Elective Deferral. “Roth Elective Deferral” means a Participant's Elective Deferral that is includible in the Participant's gross income at the time that the Elective Deferral is deferred, and has been irrevocably designated as a Roth Elective Deferral by the Participant in his deferral election. Safe Harbor Matching Contribution. “Safe Harbor Matching Contribution” means a matching contribution made by the Employer pursuant to Section 4.2 of the Plan. Spouse. "Spouse" means the person to whom a Participant is legally married under Federal law. A former Spouse will be treated as the Participant's Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. Trust. “Trust” means the trust described in Section 7.1 of the Plan and created by agreement between the Company and the Trustee. Trust Fund. “Trust Fund” means all money and property of every kind of the Trust held by the Trustee pursuant to the terms of the agreement governing the Trust. Trustee. “Trustee” means the person or entity appointed by the Board and serving as trustee of the Trust. USERRA. “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended. Valuation Date. “Valuation Date” means each day on which the New York Stock Exchange is open for trading and any other day determined by the Administrator. Vested Account. “Vested Account” means the nonforfeitable portion of a Participant’s Account, as determined in accordance with Article 9 of the Plan. Year of Service. “Year of Service” means a Plan Year during which an Employee is credited with 1,000 Hours of Service with the Employer or an Affiliate. If any Plan Year is less than 12 months, then the Hours of Service requirement set forth herein will be proportionately reduced for purposes of determining whether an Employee is credited with a Year of Service during such short Plan Year. Alternatively, with respect to a Plan Year, an Employee will be credited with a Year of Service pursuant to Department of Labor Regulation Section 2530.203-2(c).

11 ARTICLE 3 - PARTICIPATION 3.1 Eligibility for Participation. (a) Each Eligible Employee as of the Effective Date who was a Participant immediately before the Effective Date shall continue to be a Participant as of the Effective Date. (b) Each Eligible Employee who was not a Participant immediately before the Effective Date shall become a Participant on the first day of the payroll period coincident with or following the date on which he has attained age 18 and completed a 1-month Period of Service. (c) If an individual is not an Eligible Employee on the first day of the payroll period coincident with or following the date on which he has attained age 18 and completed a 1-month Period of Service, he shall become a Participant on the first day of the payroll period coincident with or following the date on which he becomes an Eligible Employee. (d) If an Eligible Employee does not attain age 18 and/or complete a 1-month Period of Service prior to incurring a termination of employment, but is rehired by an Employer prior to a 12-month period of absence of employment with an Employer, the prior Period of Service will be considered for purposes of satisfying the requirements of Section 3.1(b). If the Eligible Employee is absent from employment with an Employer for 12 months or longer, his prior Period of Service will not be considered upon a subsequent Employment Commencement Date. (e) A Participant who ceases to be an Eligible Employee, due to incurring a termination of employment or otherwise, and who later again becomes an Eligible Employee, shall become a Participant as of the date on which he first again completes an Hour of Service as an Eligible Employee. 3.2 Data. Each Employee shall furnish to the Administrator such data as the Administrator may consider necessary for the determination of the Employee’s rights and benefits under the Plan, and shall otherwise cooperate fully with the Administrator in the administration of the Plan. 3.3 Credit for Qualified Military Service. Notwithstanding any provision in the Plan to the contrary, service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

12 ARTICLE 4 - CONTRIBUTIONS 4.1 Pre-Tax Elective Deferrals, Roth Elective Deferrals, and Catch-Up Contributions. (a) Election to Make Elective Deferrals. Each Participant may elect to make pre-tax Elective Deferrals or Roth Elective Deferrals by filing a notice of such election with the Administrator in accordance with procedures established by the Administrator. Such notice will authorize the Employer to reduce such Participant’s cash remuneration by an amount determined in accordance with Section 4.1(b) of the Plan and to make pre-tax Elective Deferrals or Roth Elective Deferrals on such Participant’s behalf in the amount of such reduction. Such election will be effective as soon as administratively practicable following receipt of his election by the Administrator. The Administrator, pursuant to an administrative policy regarding Elective Deferrals that is promulgated under Section 15.3 of the Plan, may establish provisions including, but not limited to, provisions that (1) set the maximum Elective Deferral percentage for Participants who are Highly Compensated Employees (if such percentage is less than the maximum percentage set forth in Section 4.1(b) of the Plan), and (2) permit a Participant to identify separate components of the Participant's Compensation (such as base salary, bonuses, etc.) and to specify that a different Elective Deferral percentage (or dollar amount) apply to each such component. (b) Contribution of Elective Deferrals. Subject to the limitations set forth in Article 6 of the Plan, the Employer shall contribute a pre-tax Elective Deferral and/or a Roth Elective Deferral for each payroll period on behalf of each Participant in an amount equal to a percentage of the Participant’s Compensation for the payroll period as elected by the Participant pursuant to Section 4.1(a) of the Plan. The percentage of Compensation designated by a Participant for a payroll period may not be less than 1 percent and may not be more than 70 percent. The aggregate of a Participant’s pre-tax Elective Deferrals and Roth Elective Deferrals for a payroll period pursuant to this Section 4.1(b) may not exceed an amount equal to 70 percent of the Participant’s Compensation for the payroll period. (c) Annual Dollar Limit on Elective Deferrals. Except as otherwise provided in Section 4.01(c) of the Plan with respect to Catch-Up Contributions, Pre-tax Elective Deferrals and Roth Elective Deferrals made on behalf of a Participant under this Plan, together with elective deferrals under any other plan or arrangement maintained by any Employer or Affiliate, will not exceed $18,000 (as adjusted in accordance with Section 402(g) of the Code and Regulations thereunder) for any calendar year. To the extent necessary to satisfy this limitation for any year, elections under Section 4.1(a) of the Plan may be prospectively restricted. (d) Catch-Up Contributions. Each Participant who (i) is eligible to make Pre- Tax Elective Deferrals or Roth Elective Deferrals under the Plan and (ii) will attain age 50 before the end of the Plan Year will be eligible to have Pre-Tax Elective Deferrals and/or Roth Elective Deferrals made on his or her behalf in addition to those described in Section 4.1(b) of the Plan. Catch-Up Contributions will be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of Section 414(v) of the Code and such other rules and limitations prescribed by the Administrator from time to

13 time; provided, however, that the amount of catch-up contributions made on behalf of a Participant during a Plan Year will not exceed the maximum amount permitted under Section 414(v)(2) of the Code for the calendar year ($6,000 for 2015). Catch-Up Contributions will not be taken into account for purposes of Sections 6.1 and 6.3 of the Plan, and the Plan will not be treated as failing to satisfy its provisions implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of Catch-Up Contributions. (e) Discontinuance of Elective Deferrals and Catch-Up Contributions. A Participant may discontinue his Pre-Tax Elective Deferrals, Roth Elective Deferrals, or Catch-Up Contributions at any time. Such discontinuance will become effective as soon as administratively practicable following receipt of notice of the discontinuance by the Administrator. 4.2 Safe Harbor Matching Contributions. (a) Amount. Subject to the limitations set forth in Article 6 of the Plan, the Employer shall make a Safe Harbor Matching Contribution for each payroll period on behalf of each Participant equal to the sum of: (1) 100 percent of the Participant’s Elective Deferrals (including Catch-Up Contributions) that do not exceed 3 percent of Compensation for the payroll period, plus (2) 50 percent of the Participant’s Elective Deferrals (including Catch-Up Contributions) that exceed 3 percent of Compensation for the payroll period but do not exceed 5 percent of Compensation for the payroll period. (b) Additional “True-Up” Contribution. If on the last day of any Plan Year, the dollar amount of the Safe Harbor Matching Contributions made on behalf of a Participant is less than the dollar amount that would have been made had the Safe Harbor Matching Contributions been contributed for an Allocation Period of a Plan Year, then the Employer may elect, pursuant to the Employer's discretion and subject to any Safe Harbor Notice requirements, for any Plan Year to make an additional Safe Harbor Matching Contribution so that the Safe Harbor Matching Contribution contributed for a Participant is equal to the Safe Harbor Matching Contribution that would have been made had the Safe Harbor Matching Contributions been contributed for an Allocation Period of the Plan Year. However, any such additional Safe Harbor Matching Contributions may only be made to the Plan on a uniform, nondiscriminatory basis. 4.3 Discretionary Matching Contributions. (a) In General. (1) The Employer, in its discretion, may contribute a matching contribution on behalf of each eligible Participant for whom Elective Deferrals are made during the Plan Year. Such discretionary matching contributions will be equal to a specified percentage of the amount of the Elective Deferrals (including Catch-Up Contributions) made to the Plan by the Participant, but will not exceed 2½ percent of the Participant’s Compensation.

14 (2) The Company's discretion in establishing a discretionary matching contribution formula includes, but is not limited to, establishing the amount of the contributions, the Allocation Period, the rate of match, as well as establishing a maximum contribution per Participant (either as a dollar maximum per Participant, a maximum percentage of each Participant's Compensation, and/or a maximum amount of each Participant’s Elective Deferrals that will be recognized for matching purposes). In addition, the Employer must, on or before the due date (plus any extensions) for filing the Employer's tax return, adopt a written resolution (or other written action) that describes the rate of match and the maximum limitations, if any, imposed on the discretionary matching contribution for the Allocation Period. Any such matching contribution will then be allocated to each Participant's Discretionary Matching Contribution Account in the ratio that each such Participant's Elective Deferrals (including Catch-Up Contributions) for the Allocation Period bears to the total Elective Deferrals (including Catch-Up Contributions) of all such Participants for the Allocation Period, subject to any maximum limitations imposed on the allocation in the written resolution (or other written action). (b) Additional “True-Up” Contributions. If: (1) the Allocation Period for discretionary matching contributions is a computation period that is less than the Plan Year, and (2) on the last day of any Plan Year, the dollar amount of the discretionary matching contributions made on behalf of a Participant is less than the dollar amount that would have been made had the discretionary matching contributions been contributed for an Allocation Period of a Plan Year, then the Employer may elect, pursuant to the Employer's discretion, for any Plan Year to make an additional discretionary matching contribution so that the discretionary matching contribution contributed for a Participant is equal to the discretionary matching contribution that would have been made had the discretionary matching contribution been contributed for an Allocation Period of the Plan Year. However, any such additional discretionary matching contribution can only be made to the Plan on a uniform, nondiscriminatory basis. In order to determine the group of Participants who are eligible to receive the additional discretionary matching contribution, the Employer may impose allocation conditions that are different from the allocation conditions used to determine Participants for purposes of other discretionary matching contribution. 4.4 Discretionary Profit Sharing Contributions. (a) In General. (1) Subject to the limitations set forth in Article 6, the Employer in its discretion may make a Discretionary Profit Sharing Contribution in such amount as the Employer in its discretion may determine. Any such Discretionary Profit Sharing Contribution will be allocated among the eligible Participants (determined in accordance with Section 4.4(b) below) for the Allocation Period.

15 (2) The Employer’s discretion in establishing a Discretionary Profit Sharing Contribution includes, but is not limited to, establishing the amount of the contribution, the Allocation Period, as well as establishing a maximum contribution per Participant (either as a dollar maximum per Participant and/or a maximum percentage of each Participant's Compensation). In addition, the Employer must, on or before the due date (plus any extensions) for filing the Employer's tax return, adopt a written resolution (or other written action) that describes the amount of the contribution and the maximum limitations, if any, imposed on the Discretionary Profit Sharing Contribution for the Allocation Period. Any such Discretionary Profit Sharing Contribution will then be allocated to each eligible Participant's Discretionary Profit Sharing Contribution Account in the ratio that each such eligible Participant's Compensation for the Allocation Period bears to the total Compensation of all such eligible Participants for the Allocation Period, subject to any maximum limitations imposed on the allocation in the written resolution (or other written action). (b) Eligibility for Allocation of Discretionary Profit Sharing Contributions. A Participant who is an Employee on the last day of the Allocation Period will be eligible for an allocation of a Discretionary Profit Sharing Contribution for the Allocation Period. A Participant who ceases to be an Employee for any reason prior to the last day of the Allocation Period will not be eligible for an allocation of a Discretionary Profit Sharing Contribution for the Allocation Period. 4.5 Qualified Nonelective Employer Contributions. The Employer may make a Qualified Non-Elective Contribution to the Plan in such amount as the Employer, in its sole discretion, may determine is necessary to satisfy a nondiscrimination test that may apply to the Plan, subject to the following provisions: (a) Contributions Treated as Qualified Non-Elective Contributions. The Employer may elect to treat all or any portion of a Discretionary Profit Sharing Contribution as a Qualified Non-Elective Contribution. (b) Allocation of Qualified Non-Elective Contributions. Qualified Non- Elective Contributions and Discretionary Profit Sharing Contributions that are treated as Qualified Non-Elective Contributions will be allocated to the Qualified Non-Elective Contribution Account of each eligible Participant (determined in accordance with Section 4.5(b)(2) below) for the Allocation Period. Such contributions will be allocated in the manner elected by the Administrator, subject to the following: (1) Permissible Methods of Allocation. The Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of each eligible Participant; (B) pro-rata based on the Compensation of each eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until an applicable nondiscrimination test is satisfied; (C) per capita to each eligible Participant; or (D) per capita based on the Compensation of each eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until an applicable nondiscrimination test is satisfied.

16 (2) Eligibility for Allocation of Qualified Non-Elective Contribution. A Participant who is a non-highly compensated employee and is eligible, in the Administrator's discretion, either to make an Elective Deferral (regardless of whether such Participant actually makes an Elective Deferral), and/or to receive a Discretionary Matching Contribution (regardless of whether such Participant actually receives a Discretionary Matching Contribution), during the Allocation Period to which a nondiscrimination test is being applied, will be eligible for an allocation of a Qualified Non- Elective Contribution for that Allocation Period. Furthermore, the Administrator may elect to limit the allocations of Qualified Non-Elective Contributions only to eligible Participants who are employed on the last day of the Allocation Period, and may elect to allocate Qualified Non-Elective Contributions to one or more Participants who are highly compensated employees. 4.6 Form of Contributions. All contributions will be contributed to the Plan in cash. 4.7 Timing and Deductibility of Contributions. Employer contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the Employer in which the Plan Year ends. All Employer contributions are expressly conditioned upon their deductibility for Federal income tax purposes. Amounts contributed as Pre-Tax Elective Deferrals, Catch-Up Contributions, and Roth Elective Deferrals, will be remitted to the Trustee as soon as practicable. Safe Harbor Matching Contributions with respect to any Elective Deferrals made during a Plan Year quarter will be contributed to the Plan by the last day of the immediately following Plan Year quarter. In the case of a contribution made by the Employer as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Employer will be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance.

17 ARTICLE 5 - ROLLOVER CONTRIBUTIONS 5.1 Requirements for Rollover Contributions. If a Participant receives an “eligible rollover distribution” (as defined in Section 10.4(a) of the Plan) from an Eligible Retirement Plan, then such Participant may contribute to the Plan an amount that does not exceed the amount of such eligible rollover distribution (including the proceeds from the sale of any property received as part of such eligible rollover distribution). Rollover contributions may not include after-tax employee contributions, but may include Roth Elective Deferrals. A rollover contribution may be in the form of cash. An Eligible Employee who has not yet become a Participant in the Plan in accordance with the provisions of Article 3 may make a Rollover Contribution to the Plan. Such Eligible Employee will be treated as a Participant under the Plan for all purposes of the Plan, except eligibility to have Elective Deferrals made on his behalf and to receive an allocation of any Employer contributions. The Administrator shall require such information from Eligible Employees as it deems necessary to ensure that amounts contributed under this Section 5.1 meet the requirements for tax-deferred rollovers established by Section 402(c) of the Code and develop procedures to govern the Plan’s acceptance of Rollover Contributions. If a Rollover Contribution made under this Section 5.1 is later determined by the Administrator not to have met the requirements of this Article 5 or of the Code or Regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Administrator, distribute to the Employee the amounts then held in the Trust attributable to such Rollover Contribution. 5.2 Delivery of Rollover Contributions. Any rollover contribution made pursuant to this Article 5 will be delivered by the Participant to the Trustee on or before the 60th day after the day on which the Participant receives the distribution (or on or before such later date as may be prescribed by law), or will be transferred to the Trustee on behalf of the Participant directly from the trust from which the eligible rollover distribution is made. Any such contribution must be accompanied by any information or documentation in connection therewith requested by the Administrator or the Trustee. Notwithstanding the foregoing, the Administrator will not permit a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations. Rollover Contributions will be allocated to a Participant's Rollover Contribution Account. 5.3 Withdrawal of Rollover Contributions. An Employee may request in writing a withdrawal of all or any portion of his Rollover Contribution Account at any time prior to becoming a Participant, and thereafter upon the earlier of: (1) the date the Employee is entitled to a distribution of his Participant's benefits under the provisions of Article 10 of the Plan, or (2) the soonest possible administratively practical date after the Participant's termination of employment.

18 In addition, an Employee may also withdraw all or any portion of his Rollover Contribution Account upon attainment of Age 59½. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Any amount withdrawn can be redeposited to the Employee's Rollover Contribution Account if the withdrawn distribution continues to be deemed a rollover (except for the fact that the amount originated from this Plan). A withdrawal of all or any portion of an Employee's Rollover Contribution Account will not prevent an Employee from accruing any future benefit attributable to Employer contributions. The Administrator may establish rules or procedures regarding withdrawals from an Employee's Rollover Contribution Account.

19 ARTICLE 6 - LIMITATIONS ON CONTRIBUTIONS 6.1 Annual Limit on Pre-Tax Elective Deferrals and Roth Elective Deferrals. (a) General Rule. Notwithstanding the provisions of Section 4.1, the aggregate of Pre-Tax Elective Deferrals and Roth Elective Deferrals made on behalf of a Participant for any calendar year pursuant to such Section and pursuant to any other plan or arrangement described in section 401(k) of the Code which is maintained by an Employer or Affiliate will not exceed the dollar limitation in effect for such calendar year under section 402(g) of the Code, except to the extent permitted under Section 4.1(d) of the Plan and section 414(v) of the Code with respect to Catch-Up Contributions. (b) Distribution of Excess Pre-Tax Elective Deferrals and Roth Elective Deferrals. If for any calendar year the Pre-Tax Elective Deferrals and Roth Elective Deferrals to the Plan or the aggregate of the Pre-Tax Elective Deferrals and the Roth Elective Deferrals to the Plan plus amounts contributed under other plans or arrangements described in section 401(k), 403(b), 408(k) or 408(p) of the Code for a Participant reach the limit imposed by Section 6.1(a) for such calendar year, any contributions under the Plan during the calendar year that exceed such limit (“Excess Elective Deferrals”), plus any income and minus any loss allocable to the Excess Elective Deferrals, will be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were allocated for the preceding taxable year or calendar year and who claims Excess Elective Deferrals for such taxable year or calendar year. Distribution of Excess Elective Deferrals will be made in accordance with Sections 6.1(c) through (e). (c) Assignment of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 15th (or such later date as established by the Administrator) of the subsequent year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant will be deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract or arrangement of the Company. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable to such Excess Elective Deferrals, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year. (d) Determination of Income or Loss. Excess Elective Deferrals will be adjusted for any income or loss up to the last day of the Plan Year, without considering the gap period or any adjustment for income or loss during the gap period (the period between the end of the Participant's taxable year and the date of distribution). The Plan may use any reasonable method for computing income or loss allocable to Excess Elective Deferrals, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

20 (e) Source of Distribution. Distribution of Excess Elective Deferrals will be taken from a Participant's investment options (if any) based on rules established by the Administrator. In addition, unless a different rule is established by the Administrator, distribution of Excess Elective Deferrals will first be made from a Participant's Roth Elective Deferral Account before the Participant's Pre-Tax Elective Deferral Account, to the extent Roth Elective Deferrals were made for the year, unless the Administrator permits the Participant to specify otherwise. 6.2 Safe Harbor Status for Nondiscrimination Testing Purposes. The Plan intends to satisfy Section 401(k)(3)(a)(ii) of the Code by satisfying the matching contribution requirement of Section 401(k)(12)(B) of the Code and the notice requirement of Section 401(k)(12)(D) of the Code. 6.3 Maximum Allocations under Section 415 of the Code. Notwithstanding anything in the Plan to the contrary, in no event will amounts allocated to a Participant’s Account under the Plan exceed the limitations set forth in Section 415 of the Code, which are hereby incorporated into the Plan. If the amounts otherwise allocable to a Participant’s Account under the Plan exceed the limitations set forth in Section 415(c) of the Code, then the Plan shall correct such excess in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the final regulations governing Section 415 of the Code. 6.4 Other Limitations on Employer Contributions. The contributions of the Employers for a Plan Year will not exceed the maximum amount for which a deduction is allowable to such Employers for federal income tax purposes for the fiscal year of such Employers that ends within or with such Plan Year. Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, will upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph will be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution will not be returned to the Employer, but losses attributable thereto will reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been

21 contributed, the amount to be returned to the Employer will be limited so as to avoid such reduction.

22 ARTICLE 7 - TRUST AND INVESTMENT FUNDS 7.1 Trust. A Trust has been created by the execution of the Trust agreement between the Company and the Trustee. The specific powers and duties of the Trustee will be governed under the terms of Trust agreement. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Trust Fund will be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in the Plan and in the Trust agreement. No person will have any interest in or right to any part of the assets or income of the Trust Fund, except to the extent expressly provided in the Plan and in the Trust agreement. 7.2 Investments. (a) In General. The Administrator shall establish an investment policy for the Plan. The Administrator shall cause the Trustee to establish and maintain three or more separate investment funds exclusively for the collective investment and reinvestment as directed by Participants of amounts credited to their Accounts. Additional investment funds may be established as determined by the Administrator from time to time in its sole discretion. The Administrator, in its sole discretion, may appoint investment managers to provide services in connection with the investment funds established under the Plan. (b) Company Stock Fund. In addition to the investment funds established at the direction of the Administrator pursuant to Section 7.2(a) of the plan, the Trustee shall establish and maintain a Company Stock Fund. The assets of the Company Stock Fund will be invested primarily in shares of Company Stock in accordance with Article 14 of the Plan. Each Participant’s interest in the Company Stock Fund will be represented by units of participation, and each such unit will represent a proportionate interest in all the assets of such fund.

23 ARTICLE 8 - PARTICIPANT ACCOUNTS AND INVESTMENT ELECTIONS 8.1 Participant Accounts. The Administrator shall establish and maintain, or cause the Trustee or such other agent as the Administrator may select to establish and maintain, a separate Account for each Participant. Such Account will be solely for accounting purposes, and no segregation of assets of the Trust Fund among the separate Accounts will be required. Each Account will consist of the following sub-accounts: (a) Pre-Tax Elective Deferral Account; (b) Roth Elective Deferral Account; (c) Discretionary Matching Contribution Account; (d) Discretionary Profit Sharing Contribution Account; (e) Qualified Non-Elective Contribution Account; (f) Safe Harbor Matching Contribution Account; (g) Rollover Contribution Account; (h) Other Employer Contributions Account; (i) ESOP Dividend Account; and (j) Any other sub-accounts the Administrator may determine necessary from time to time. 8.2 Investment Elections. Pursuant to and in accordance with the applicable administrative policy established by the Administrator, Participants may direct the investment of their Accounts. In accordance with Department of Labor Regulation Section 2550.404c-5, the Account of any Participant who fails to exercise the right to direct the investment of his Account will be invested by the Trustee at the direction of the Administrator in a “qualified default investment alternative” that is selected by the Administrator. The Plan is intended to meet the requirements of Section 404(c) of ERISA and the Regulations thereunder, and the provisions of the Plan will be construed and interpreted to meet such requirements. A Participant may change his investment election as of any Valuation Date, subject to such limitations as the Administrator from time to time may impose (including restrictions on investment election changes that apply solely to a particular investment fund). A Participant’s investment election change will be limited to the investment alternatives then maintained by the Trustee. A change in investment election made pursuant to this Section 8.2 will apply to a Participant’s existing Account or contributions made for the benefit of the Participant after such change, or both. A Participant’s change of investment election must be made in the manner prescribed by the Administrator. The Administrator shall prescribe rules regarding the time by which such an election must be made in order to be effective for a particular Valuation Date. 8.3 Valuation of Funds and Plan Accounts. As of each Valuation Date, amounts in Participants' Accounts which have not been segregated from the general Trust Fund for investment purposes (Accounts which have been segregated include any directed investment accounts established under Section 8.2

24 of the Plan) and which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund that has been earned since the prior Valuation Date allocated in accordance with such rules and procedures that are established by the Administrator and that are applied in a uniform and nondiscriminatory manner based upon the investments of the Trust Fund and the Participants' Accounts to which the net income is allocated. For purposes of this Section 8.3, the term "net income" means the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund determined on each Valuation Date. However, Participants' Accounts which have been segregated from the general Trust Fund for investment purposes (Accounts which have been segregated include any directed investment accounts established under Section 8.2 of the Plan) will only have the net income earned thereon allocated thereto.

25 ARTICLE 9 - VESTING 9.1 100 Percent Vesting Upon Retirement, Death or Disability. A Participant will have a 100 percent vested interest in his Account upon: (a) Reaching Normal Retirement Age prior to termination of employment; (b) Retirement at Early Retirement Age; (c) Disability prior to termination of employment; or (d) Death prior to termination of employment. For purposes of this Section 9.01, a Participant who dies while performing Qualified Military Service with respect to an Employer shall be treated as if the Participant had resumed employment in accordance with his or her reemployment rights under chapter 43 of title 38, United States Code, on the day preceding the Participant’s death and then terminated employment on account of the Participant’s death. 9.2 100 Percent Vesting of Certain Accounts. A Participant will at all times have a 100 percent vested interest in his: (a) Rollover Contribution Account; (b) Pre-Tax Elective Deferral Account; (c) Roth Elective Deferral Account; (d) Safe Harbor Matching Contribution Account; (e) Other Employer Contributions Account; (f) ESOP Dividend Account; and (g) Qualified Non-Elective Contribution Account. 9.3 Gradual Vesting of All Other Contributions. Except as otherwise provided in this Article 9 of the Plan, a Participant's vested interest in his Discretionary Matching Contribution Account and Discretionary Profit Sharing Contribution Account will be determined by the vesting schedule set forth below in this Section 9.3. A Participant's vested interest will be based on the Years of Service that are credited to such Participant. Years of Service Vested Percentage 1 20% 2 40% 3 60% 4 80% 5 or more 100%

26 9.4 Forfeitures. The following provisions relate to Forfeitures and their usage: (a) Timing of Forfeitures. Forfeiture of the non-vested portion of the Participant's Discretionary Matching Contributions Account and Discretionary Profit Sharing Contributions Account will occur as of the earlier of: (A) the date that the Participant who terminated employment receives a distribution of his or her Vested Account under Article 10, or (B) the date that the Participant incurs 5 consecutive Breaks in Service after termination of employment. A forfeiture will not occur pursuant to the provisions of clause (A) of the prior sentence unless the entire Elective Deferral Account of the Participant who terminated employment is or has been distributed. Furthermore, if a Participant's vested interest in the entire Participant's Account balance attributable to Employer contributions is zero on the date that the Participant terminates employment, then the Participant will be deemed to have received a distribution of such vested interest on the date of such termination of employment and a forfeiture of the Participant's Account attributable to Employer contributions will occur pursuant to the provisions of clause (A) on the date of such termination of employment. If a portion of a Participant’s Account is forfeited, Company Stock released from the suspense account and allocated to the Participant’s Account must be forfeited only after other assets. If Shares in more than one class of such Company Stock have been allocated to the Participant’s Account, the same proportion of each class will be forfeited. (b) Usage of Forfeitures. On each annual Valuation Date, the Administrator may elect to use all or any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. The portion of the Forfeiture Account that is not used to pay administrative expenses will be used first to restore previous forfeitures of Participants' Accounts pursuant to Section 9.5 of the Plan and/or to restore Participants' Accounts pursuant to Section 10.6. The portion of the forfeiture account that is not used to pay administrative expenses and is not used to satisfy the provisions of the previous sentence will then be used to reduce any Employer contribution (or combination of Employer contributions), as determined by the Administrator; provided, however, that except as specifically provided in the Code or in regulations, revenue rulings, notices, or other guidance of general applicability published in the Internal Revenue Bulletin, forfeitures may not be used to reduce the Employer’s obligation to remit to the Trust Elective Deferrals, Qualified Nonelective Employer Contributions, Qualified Matching Contributions, or Safe Harbor Matching Contributions. 9.5 Accounts of Reemployed Participants

27 If a Participant who is not 100-percent vested in his Account terminates employment with the Employer, a forfeiture of all or a portion of the Account of the Participant who has terminated employment may have occurred, and the Participant is subsequently reemployed by the Employer, then the Account of the reemployed Participant will be administered in accordance with the following provisions: (a) Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring 5 consecutive Breaks in Service, then any previous forfeiture of the Participant's Account will not be restored under the terms of this Plan. (b) Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks in Service. If a Participant's vested interest in the entire Account attributable to Employer contributions is zero percent on the date the Participant terminates employment, the Participant is deemed to have received a distribution of such vested interest on the date of such termination of employment, a forfeiture of the Participant's Account attributable to Employer contributions occurs on the date of such termination of employment, and the Participant is subsequently reemployed by the Employer before incurring 5 consecutive Breaks in Service, then the previous forfeiture of such Participant's Account attributable to Employer contributions will be restored, calculated as of the date that the forfeiture occurred (unadjusted by subsequent gains and losses). (c) Reemployment of a Vested Participant Before 5 Consecutive Breaks in Service. If a terminated Participant is reemployed prior to incurring a Break in Service of five consecutive years, and, at or after the Participant’s termination of employment, the Participant received a distribution of the Participant’s vested interest in the Account attributable to Employer contributions and any portion of the Participant’s Account was forfeited, the forfeited amount will be restored to his Account, if, and only if, he repays the full amount of such distribution (if any) prior to the earlier of (1) the 5th anniversary of the date on which he subsequently is reemployed or (2) the first date the Participant incurs 5 consecutive Breaks in Service following the date of the distribution. The sources to restore a previous forfeiture of the non-vested portion of the Participant's Account attributable to Employer contributions will be made first by using available forfeitures to restore the previous forfeiture and, if such available forfeitures are insufficient to restore the previous forfeiture, by the Employer making a special Employer contribution to the Plan to the extent necessary to restore the previous forfeiture. 9.6 Vesting upon Complete Termination or Discontinuance of Contributions. Upon a complete termination of the Plan or a complete discontinuance of contributions under the Plan, then each of the following Participants will have a 100 percent vested interest in his Account: (a) Any Participant who is affected by such complete termination or, if applicable, such complete discontinuance of contributions; (b) Any Participant who has not terminated employment with the Employer;

28 (c) Any Participant who has terminated employment with the Employer and has not received a complete distribution of the Participant's Vested Account; and (d) Any Participant who has terminated employment but has not incurred five consecutive Breaks in Service will have a 100 percent vested interest in his unpaid Account. 9.7 Vesting Requirement upon Partial Termination. Upon partial termination of the Plan, only a Participant who has terminated employment because of the event which causes the partial termination but who has not incurred five consecutive Breaks in Service will have a 100 percent vested interest in his unpaid Participant's Account as of the date of partial termination. The determination of whether a partial termination of the Plan has occurred under Section 411(d)(3) of the Code depends on the facts and circumstances, pursuant to Revenue Ruling 2007-43. 9.8 Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant's vested interest in his Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Account, then the following provisions will apply: (a) Participant Election. Any Participant with at least three Years of Service may, by filing a written request with the Administrator, elect to have the vested interest in his Account computed by the vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the vested interest computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of: (1) 60 days after the amendment is adopted; (2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator. (b) Preservation of Vested Interest. Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the vested interest in his Account determined as of such date will not be less than his vested interest computed under the Plan without regard to such amendment. 9.9 Service for Vesting Purposes When Previously Frozen Plan Resumes Allocations. If (a) the Plan becomes frozen; (b) the freezing of allocations under the Plan causes a partial termination of the Plan to occur; and (c) allocations later resume under the previously-frozen Plan, then all Years of Service or 1-Year Periods of Service, as

29 applicable, after the Plan was established must be recognized for vesting purposes. In addition, if allocations are made under a new plan maintained by the same Employer and if the new plan is merged with the frozen Plan, then all Years of Service or 1-Year Periods of Service, as applicable, after the frozen Plan was established must be recognized for vesting purposes for any allocations under the new plan after the merger. The provisions of this Section 9.9 comply with Revenue Ruling 2003-65.

30 ARTICLE 10 – DISTRIBUTIONS 10.1 In General. (a) In the event of the termination of a Participant’s employment with all Employers and Affiliates for any reason, or in the event of the Participant’s Disability or death, then the Participant’s Vested Account will be distributed at the time and in the form provided in this Article 10, except in the event of the termination of the Plan. (b) The provisions of this Article 10 will be construed in accordance with Section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code. (c) In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant will be entitled to any benefit, including but not limited to any acceleration of vesting, that would be provided under the Plan had the Participant resumed employment with his employer and then terminated employment on account of his death. 10.2 Distribution of Vested Account Upon Termination of Employment or Disability (a) Vested Account Exceeds $5,000. If the value of the Participant’s Vested Account, including his Rollover Account, exceeds $5,000 at the time of his termination of employment for any reason other than death, or his Disability, then the Participant’s Vested Account will be distributed as follows: (1) Time of Payment. Distribution will be made to the Participant within an administratively reasonable time after the Participant requests payment on account of his termination of employment or Disability. (A) Participant’s Consent Required. No distribution will be made to the Participant before he reaches his Normal Retirement Age without the Participant’s consent within the 180-day period ending on the Benefit Commencement Date. (B) Notice Regarding Timing and Form of Distribution. Not less than 30 days and not more than 180 days before the Benefit Commencement Date, the Administrator shall provide such Participant with written notice containing a general description of the material features of each form of distribution available under the Plan and an explanation of the financial effect of electing each form of distribution available under the Plan. The notice will also inform the Participant of his right to defer receipt of the distribution, the consequences of failing to defer, and his right to make a direct rollover. Distribution may commence fewer than 30 days after such notice is given, provided that: (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

31 (ii) the Participant, after receiving the notice, affirmatively elects a distribution. (2) Form of Payment. The Participant may elect to have his Vested Account paid in one of the following forms of payment: (A) A lump sum payment; or (B) Substantially equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain that does not extend beyond the life of the Participant, the joint lives of the Participant and a designated Beneficiary, or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. (i) The term "substantially equal" means a series of installment payments in which a single installment payment is equal to the Participant's Vested Account balance as of the most recent Valuation Date divided by the remaining duration of the installment payments, or is determined by such other method to determine a series of substantially equal installment payments that may be established by the Administrator. (ii) If the Participant elects installment payments, then the lump sum value of the Participant's Vested Account either may be segregated and separately invested and the substantially equal installments will be paid from the Plan; may remain invested in the Trust's assets and the substantially equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such substantially equal installments. If a Participant receives a distribution of less than 100 percent of his Vested Account, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform and nondiscriminatory manner. (b) Vested Account Does Not Exceed $5,000. If the value of the Participant’s Vested Account, including his Rollover Account, does not exceed $5,000 at the time of his termination of employment or Disability, then the Participant’s Vested Account will be distributed as follows: (1) Time of Payment. If a Participant’s Vested Account, including his Rollover Contribution Account, does not exceed $5,000 at the time of his termination of employment or Disability, then the Vested Account will be distributed as soon as administratively feasible after the Participant terminates employment or becomes Disabled. (2) Form of Payment. At the election of the Participant, the distribution will be made as a lump sum payment or as a direct rollover under Section 10.4 of the Plan. However, if the Participant does not elect to have the distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution

32 as a lump sum cash payment, the Administrator will pay the distribution in an automatic direct rollover to an individual retirement plan designated by the Administrator. (3) Later Distribution if Account Value Decreases. If a Participant would have received a distribution under this Section 10.2 but for the fact that his Vested Account exceeded $5,000, and if at a later time the Participant's Vested Account is reduced to an amount not greater than $5,000, then the Administrator shall distribute such Vested Account in a lump sum without the Participant's consent as soon as administratively feasible after the date the Participant's Vested Account no longer exceeds $5,000. 10.3 Distribution of Benefit Upon Death. (a) Vested Account Exceeds $5,000. If the value of the Participant’s Vested Account, including his Rollover Account, exceeds $5,000 at the time of his death, then the Participant’s Vested Account will be distributed as follows: (1) Surviving Spouse is Beneficiary. If the Participant has a surviving Spouse on the date of the Participant's death, then notwithstanding any other Beneficiary designation made by the Participant, unless the surviving Spouse has waived the right in accordance with Section 10.3(a)(1)(D) of the Plan, the deceased Participant's surviving Spouse will be entitled to receive a death benefit determined in accordance with the following provisions: (A) Form of Payment. The surviving Spouse may elect to have the Participant’s Vested Account paid in one of the following forms of payment: (i) A lump sum payment; or (ii) Substantially equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain that does not extend beyond the life of the surviving Spouse or the life expectancy of the surviving Spouse. (a) The term "substantially equal" means a series of installment payments in which a single installment payment is equal to the Participant's Vested Account balance as of the most recent Valuation Date divided by the remaining duration of the installment payments, or is determined by such other method to determine a series of substantially equal installment payments that may be established by the Administrator. (b) If the surviving Spouse elects installment payments, then the lump sum value of the Participant's Vested Account either may be segregated and separately invested and the substantially equal installments will be paid from the Plan; may remain invested in the Trust's assets and the substantially equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such substantially equal installments.

33 If the surviving Spouse receives a distribution of less than 100 percent of the Participant’s Vested Account, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform and nondiscriminatory manner. (B) Time of Distribution. Any death benefit payable to a surviving Spouse will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death, if required minimum distributions to the Participant have not begun. However, the Participant or the surviving Spouse may elect to defer the commencement of the distribution of the death benefit to a date that is no later than December 31st of the calendar year in which the deceased Participant would have attained Age 70½, and to have the death benefit distributed over a period not longer than the life expectancy of the surviving Spouse. (C) Death of Surviving Spouse Before Distribution Begins. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant. If the Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's surviving Spouse) elects to have the death benefit distributed over a period not longer than the life expectancy of the surviving Spouse, then distribution will be considered to have begun when the deceased Participant would have reached Age 70½ even if payments have been made to the surviving Spouse before that date. (D) Spouse Waiver of Right to Death Benefit. With regard to a death benefit payable to a Spouse under Section 10.3(a)(1) of the Plan, a Spouse can elect to waive such death benefit, but the election will not be effective unless (i) the election is in writing; (ii) the election designates a specific Beneficiary or form of benefit that may not be changed without Spousal consent (or the Spouse's consent expressly permits designations by the Participant without any requirement of further Spousal consent); and (iii) the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public. (2) Non-Spouse Beneficiary. If the Participant does not have a surviving Spouse on the date of the Participant's death, or if the surviving Spouse has waived the right in accordance with Section 10.3(a)(1)(D) of the Plan and the Participant designated a non-Spouse Beneficiary, the non-Spouse Beneficiary will be entitled to receive a death benefit determined in accordance with the following provisions: (A) Form of Payment. The Beneficiary may elect to have the Participant’s Vested Account paid in one of the following forms of payment: (i) A lump sum payment; or (ii) Substantially equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain that does not extend beyond the life of the Beneficiary or the life expectancy of the Beneficiary.

34 (a) The term "substantially equal" means a series of installment payments in which a single installment payment is equal to the Participant's Vested Account balance as of the most recent Valuation Date divided by the remaining duration of the installment payments, or is determined by such other method to determine a series of substantially equal installment payments that may be established by the Administrator. (b) If the Beneficiary elects installment payments, then the lump sum value of the Participant's Vested Account either may be segregated and separately invested and the substantially equal installments will be paid from the Plan; may remain invested in the Trust's assets and the substantially equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such substantially equal installments. If the Beneficiary receives a distribution of less than 100 percent of the Participant’s Vested Account, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform and nondiscriminatory manner. (B) Time of Distribution. Any death benefit payable to a non- Spouse Beneficiary will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death, if required minimum distributions to the Participant have not begun. However, the Participant or the Beneficiary may elect to have the death benefit distributed over a period not longer than the life expectancy of the Beneficiary, and if such an election is made, the distribution of the death benefit must begin no later than December 31st of the calendar year immediately following the calendar year in which the Participant died. (3) Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of his benefit dies before the entire benefit is distributed, then the balance thereof will be distributed to the Participant's Beneficiary (or Beneficiary's Beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant's or Beneficiary's death, as determined pursuant to Treasury Regulation Section 1.401(a)(9)-2. (4) Payments to a Beneficiary of a Beneficiary. In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his own Beneficiary to receive any benefits payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled; if a Beneficiary has not named his own Beneficiary, then the Beneficiary's estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant's Beneficiary, to the estate of the deceased Participant's Beneficiary, or to any other Beneficiary or the estate thereof, then subject to the limitations of this Article 10 regarding the latest dates for benefit payment, the Administrator may (1) continue to pay the remaining value of such benefits in the amount

35 and form that has already commenced, (2) pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death, and/or (3) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death. Distribution to the Beneficiary of a Beneficiary must begin no later than the date that a distribution would have been made to the Participant's Beneficiary. The Administrator's determination under this paragraph will be final and will be applied in a uniform and nondiscriminatory manner. (b) Vested Account Does Not Exceed $5,000. If the value of the Participant’s Vested Account, including his Rollover Account, does not exceed $5,000 at the time of his death, then the Participant’s Vested Account will be distributed as follows: (1) Beneficiary. If the Participant has a surviving Spouse on the date of the Participant's death, then notwithstanding any other Beneficiary designation made by the Participant, unless the surviving Spouse has waived the right in accordance with Section 10.3(a)(1)(D) of the Plan, the deceased Participant's surviving Spouse will be entitled to receive the distribution of the Participant’s Vested Account. If the Participant does not have a surviving Spouse on the date of the Participant's death, or if the surviving Spouse has waived the right in accordance with Section 10.3(a)(1)(D) of the Plan and the Participant designated a non-Spouse Beneficiary, the non-Spouse Beneficiary will be entitled to receive the distribution of the Participant’s Vested Account. (2) Time of Payment. If a Participant’s Vested Account, including his Rollover Contribution Account, does not exceed $5,000 at the time of his death, then the Vested Account will be distributed as soon as administratively feasible after the Participant’s death. (3) Form of Payment. At the election of the Beneficiary, the distribution will be made as a lump sum payment or as a direct rollover under Section 10.4 of the Plan. However, if the Beneficiary does not elect to have the distribution paid directly to an eligible retirement plan specified by the Beneficiary in a direct rollover or to receive the distribution as a lump sum cash payment, the Administrator will pay the distribution as a lump sum cash payment. (4) Later Distribution if Account Value Decreases. If a Beneficiary would have received a distribution under this Section 10.3 but for the fact that the Participant’s Vested Account exceeded $5,000, and if at a later time the Participant's Vested Account is reduced to an amount not greater than $5,000, then the Administrator shall distribute such Vested Account in a lump sum without the Beneficiary's consent as soon as administratively feasible after the date the Participant's Vested Account no longer exceeds $5,000. 10.4 Direct Rollover Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the distributee in a direct

36 rollover. If an eligible rollover distribution is less than $500, then a distributee may not make the election described in the preceding sentence to rollover a portion of the eligible rollover distribution. (a) Definition of Eligible Rollover Distribution. The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (4) the portion of any distribution which is attributable to a financial hardship distribution; and (5) any other distribution that is reasonably expected to total less than $200 during a year. (b) Definition of Distributee. The term "distributee" means: (1) An Employee or former Employee; (2) An Employee's or former Employee's surviving Spouse; (3) An Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code; and (4) A Beneficiary who is a non-Spouse Beneficiary; provided, however, that if the distributee is a non-Spouse Beneficiary, the eligible rollover distribution may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code and only if such account or annuity has been established for the purpose of receiving such distribution on behalf of the non-Spouse Beneficiary and will be treated as an inherited individual retirement account or annuity pursuant to the provisions of Section 402(c)(11) of the Code. (c) Definition of Direct Rollover. The term "Direct Rollover" means a payment by the Plan to the eligible retirement plan that is specified by the distributee. (d) Direct Rollover Rules for Roth Elective Deferral Account. The Plan will not provide for a direct rollover for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from the other Participant's Account(s) are reasonably expected to total less than $200 during a year. Furthermore, the provision of this Section that allows a Participant to elect a direct rollover of only a portion of an eligible rollover distribution (but only if the amount rolled over is at least $500) is applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any

37 amount distributed from the other Participant's Account(s) in the Plan, even if the amounts are distributed at the same time. A Participant’s Roth Elective Deferral Account may be transferred only to another Roth Elective Deferrals account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted by the rules of Section 402(c)(2) of the Code. An eligible rollover distribution of amounts other than amounts in a Participant’s Roth Account may be transferred to a Roth IRA only if the modified adjusted gross income and other limits of Section 408A(c)(3)(B) of the Code are satisfied. 10.5 Distribution of Property. Except as otherwise provided in Article 14 of the Plan, the determination to pay any distribution in property will be made by the Administrator in its sole discretion applied in a nondiscriminatory manner that does not discriminate in favor of Participants who are Highly Compensated Employees. 10.6 Missing Persons. If, following the date on which a Participant’s Account may be distributed without the Participant’s consent, the Administrator in the exercise of reasonable diligence has been unable to locate the person or persons entitled to the Participant’s Account, then the Participant’s Account will be forfeited; provided, however, that to the extent required by law the Plan shall reinstate and pay to such person or persons the amount so forfeited upon a claim for such amount made by such person or persons. The amount to be so reinstated will be obtained from the total amount that will have been forfeited pursuant to this Section 10.6 and Section 9.2(b) of the Plan during the Plan Year that the claim for such forfeited benefit is made, and will not include any earnings or losses from the date of the forfeiture under this Section. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Eligible Employee the claim for forfeited benefit is made will make a contribution in an amount equal to such excess. 10.7 Distributions to Minor and Disabled Distributees. Any distribution that is payable to a distributee who is a minor or to a distributee who has been legally determined to be unable to manage his or her affairs by reason of illness or mental incompetency may be made to, or for the benefit of, any such distributee at such time consistent with the provisions of this Plan and in such of the following ways as the legal representative of such distributee shall direct: (a) directly to any such minor distributee if, in the opinion of such legal representative, he or she is able to manage his or her affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) as otherwise directed by such legal representative. Neither the Administrator nor the Trustee shall be required to oversee the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section. 10.8 Required Minimum Distribution Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan will be made in accordance with the minimum distribution requirements of Section

38 401(a)(9) of the Code and the final Regulations promulgated thereunder, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code. Notwithstanding the other provisions of this Article 10, distributions may be made under a designation made before January 1, 1984, in accordance with Tax Equity and Fiscal Responsibility Act (TEFRA) Section 242(b)(2) and the provisions of the Plan that relate to TEFRA Section 242(b)(2). 10.9 Statutory Commencement of Benefits. Unless the Participant otherwise elects, distribution of a Participant's Vested Account must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (a) reaches the Normal Retirement Age; (b) reaches the 10th anniversary of the year that the Participant commenced Plan participation; or (c) terminates employment with the Employer. However, the failure of a Participant to consent to a distribution while his Vested Account is immediately distributable will be deemed to be an election to defer the distribution (or the commencement of the payment) until a date no later than April 1 of the calendar year following the calendar year in which the Participant attains Age 70½. With respect to a Participant who continues in employment after attaining Age 70½, distribution of the Participant’s Vested Account will begin no later than the Participant’s required beginning date. For purposes of this Section 10.9, the term “required beginning date” means: (a) With respect to a Participant who is a 5 percent owner (within the meaning of Section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70½; and (b) With respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant terminates employment with all Employers and Affiliates. Distributions made pursuant to this Section 10.9 will be made in accordance with Section 10.8 of the Plan.

39 ARTICLE 11 – IN-SERVICE WITHDRAWALS 11.1 Financial Hardship Withdrawals. A Participant who is still an Employee may make a written request to the Administrator for a withdrawal because of the Participant’s immediate and heavy financial hardship. Any such withdrawal will be permitted in accordance with the provisions of an administrative policy regarding financial hardship withdrawals that is promulgated under Section 15.3 of the Plan by the Administrator. Such administrative policy will include (but not be limited to): (a) The Participant's accounts (or sub-accounts) that are available for financial hardship withdrawals; (b) The maximum percentages of such accounts (or sub-accounts) that may be withdrawn for financial hardships; and (c) The standards that will be used for determining whether a Participant has incurred a financial hardship for purposes of financial hardship withdrawals from accounts (or sub-accounts) other than Elective Deferrals. Such standards must be based on non- discriminatory and objective criteria. Any withdrawal under this Section 11.01 of a Participant's Pre-Tax Elective Deferrals may include any allocable earnings that are credited to such Participant's Pre- Tax Elective Deferral Account as of the later of December 31, 1988, or the end of the last Plan Year ending before July 1, 1989, any Qualified Non-Elective Contributions (and allocable earnings) as of the later of December 31, 1988, or the end of the last Plan Year ending before July 1, 1989, and any Qualified Matching Contributions (and allocable earnings) as of the later of December 31, 1988, or the end of the last Plan Year ending before July 1, 1989. Any financial hardship distribution of Elective Deferrals from the Plan will comply with the following provisions: (1) Immediate and Heavy Financial Needs. The following are the only financial needs considered immediate and heavy: (A) Expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's Spouse or dependents; (B) The purchase (excluding mortgage payments) of a principal residence for the Employee; (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's Spouse, the Employee's children or the Employee's dependents; (D) Payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence;

40 (E) Payments for funeral or burial expenses for the Employee's deceased parent, Spouse, children, or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or (F) Expenses for the repair of damage to the Employee's principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of adjusted gross income). (2) Necessary to Satisfy an Immediate and Heavy Financial Need. A financial hardship withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if: (A) The withdrawal is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal); (B) The Employee has obtained all distributions and withdrawals, other than financial hardship withdrawals, and all nontaxable loans under all plans maintained by the Employer; and (C) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee contributions) will be suspended for 6 months after the receipt of the financial hardship withdrawals. 11.2 Withdrawals On or After Age 59-1/2. A Participant who is still an Employee may request in writing to the Administrator a withdrawal of up to 100 percent of the Participant's Vested Account, subject to the following provisions: (a) Amount and Form of Withdrawal. The amount of a Participant's Vested Account for withdrawal under this Section 11.2 will be determined as of the Valuation Date that coincides with or immediately precedes the date of withdrawal. Any withdrawal under this Section will be made to the Participant in a single payment. When feasible, any such withdrawal will be paid at the Participant's direction within 60 days of his request, but not later than a date as soon as administratively practical following the next Valuation Date after the Administrator's receipt of such request. (b) Frequency of In-Service Withdrawals. The frequency of in-service withdrawals to any Participant under this Section 11.2 will be determined pursuant to an administrative policy regarding in-service distributions that is promulgated under Section 15.3 of the Plan by the Administrator. (c) Participants Who Are Not 100 Percent Vested. If a distribution is made under this Section at a time when the Participant has less than a 100 percent vested interest in his or her Discretionary Matching Contribution Account and Discretionary Profit Sharing Contribution Account and such vested interest may increase, a separate account

41 will be established for the Participant's Discretionary Matching Contribution Account balance and the Participant's Discretionary Profit Sharing Contribution Account balance at the time of withdrawal, and at any relevant time the Participant's vested interest in the separate account will be equal to an amount ("X") determined by the following formula: X = P(AB + (R x D)) - (R x D). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the withdrawal, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after withdrawal. 11.3 Withdrawal of Rollover Contributions. Withdrawals from a Participant’s Rollover Contribution Account may be made in accordance with Section 5.3 of the Plan.

42 ARTICLE 12 – LOANS 12.1 Loans to Participants. Loans may be made from the Trust Fund to Participants and Beneficiaries. A Participant or Beneficiary may make application to the Administrator requesting a loan. The Administrator will have the sole right to approve or disapprove the application. All loans must be evidenced by a legally enforceable agreement (which may include more than one document) set forth in writing or in such other form as may be approved by the Internal Revenue Service, and the terms of such agreement must specify the amount and term of the loan, and the repayment schedule. Loans will only be made in accordance with a separate written loan program that satisfies the requirements of Section 72(p) of the Code and the Regulations promulgated thereunder, and the following provisions: 12.2 General Rules. Loans: (a) Will be made available to all Participants and Beneficiaries on a reasonably equivalent, non-discriminatory basis; (b) Will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees; (c) Must be adequately secured and bear a reasonable interest rate; and (d) Cannot exceed the present value of the Participant's Vested Account. 12.3 Maximum Loan Amount. No loan to a Participant or Beneficiary can be made to the extent such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of: (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (b) One-half the present value of the Participant’s Vested Account. However, notwithstanding the limitation in clause (b) of the preceding sentence, the written loan policy may permit a Participant whose Vested Account balance is $20,000 or less to borrow an amount that does not exceed the lesser of $10,000 or 100 percent of the Participant’s Vested Aggregate Account balance if adequate security is provided on the loan amount in excess of that determined under clause (b). 12.4 Minimum Loan Amount. The written loan policy may provide for a minimum loan not to exceed $1,000.

43 12.5 Loan Repayments. Any loan by its terms will require that repayment (of both principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. In the event of default, then foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. However, notwithstanding the foregoing to the contrary, loan repayments will be suspended as permitted under Section 414(u)(4) of the Code. 12.6 Assignments and Pledges Treated as Loans. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Article 12.

44 ARTICLE 13 – PROTECTED BENEFITS 13.1 In General. In the event of a merger or consolidation with another plan, or a transfer of assets or liabilities from another plan, the Plan shall preserve any accrued benefit under the transferor plan that is described in Treasury Regulation Section 1.411(d)-4, including any optional form of benefit provided under the transferor plan that may not, except in accordance with such Regulation, be reduced, eliminated, or made subject to Employer discretion. 13.2 List of Protected Benefits. Without limiting the generality of Section 13.1 of the Plan, and notwithstanding any contrary provision of the Plan, the following benefits are preserved: (a) The Accounts of Participants whose Employment Commencement Date occurred prior to October 1, 1996, are 100 percent vested. (b) The Early Retirement Age for Participants who became Participants prior to July 1, 2009, is Age 59½. 13.3 Application of Code §411(a) With Respect to Protected Benefits. Any applicable Plan amendment that decreases a Participant's Account balance, or otherwise places greater restrictions or conditions on a Participant's rights to protected benefits under Section 411(d)(6) of the Code is not permitted, even if the Plan amendment merely adds a restriction or condition that is permitted under the vesting rules in Sections 411(a)(3) through (11) of the Code. However, a Plan amendment does not violate Section 411(d)(6) of the Code to the extent that the amendment applies to allocations after the applicable amendment date (defined below). Notwithstanding the first sentence of this Section 13.3, a Plan amendment that satisfies the requirements of Department of Labor Regulation Section 2530.203–2(c) (relating to vesting computation periods) does not violate the requirements of Section 411(d)(6) of the Code even though the Plan amendment changes the Plan's vesting computation periods. For purposes of this Section 13.3, the term "applicable amendment date" means the later of the effective date of the amendment or the date the amendment is adopted.

45 ARTICLE 14 – STOCK BONUS PLAN PORTION PROVISIONS Notwithstanding any other provisions in the Plan, the following provisions are applicable to the Stock Bonus Plan Portion of the Plan: 14.1 Definitions. For purposes of this Article 14 and the Plan, the following terms shall apply: (a) Company Stock. The term "Company Stock" means: (1) Common stock issued by the Company or by a corporation which is a member of the same controlled group of the Company (within the meaning of Section 409(1) of the Code) that is either: (A) Freely Tradable Stock, or (B) if not Freely Tradable Stock, has a combination of voting power and dividend rights equal to or in excess of the class of common stock of the Company (and/or any other such corporation which is a member of the same controlled group of the Company), which has the greatest voting power, and dividend rights; (2) Non-callable preferred stock, if: (A) the stock is convertible at any time into stock which meets the requirements described in Section 14.1(a)(1), and (B) the conversion price associated with such stock is reasonable on the date of the acquisition by the Trust; and (3) Callable preferred stock, if after the call there will be a reasonable opportunity for a conversion which meets the requirements reflected in Section 14.1(a)(2) of the Plan. (b) Company Stock Account. The term "Company Stock Account" means the portion of the Participant's Account which is credited with shares and fractional shares of Company Stock purchased and paid for by the Trust or contributed to the Trust or shares of Company Stock otherwise allocable because of the Participant's participation in the Plan. (c) Company Stock Distributee. The term "Company Stock Distributee" means: (1) The Participant or Beneficiary (including an alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code) receiving the distribution of the Company Stock;

46 (2) Any other party to whom the stock is transferred by gift or by reason of death; and (3) The trustee of an individual retirement account (as defined under Section 408 of the Code) or of a tax-qualified retirement plan to which all or any portion of the distributed Company Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Section 402 of the Code. (d) Exempt Loan. The term "Exempt Loan" means a loan or loans made to the Plan by, or a loan or loans to the Plan that is guaranteed by, a "disqualified person" (as defined under ERISA). (e) Freely Tradable Stock. The term "Freely Tradable Stock" means Company Stock that, at the time of reference is readily tradable on an established securities market within the meaning of Treasury Regulation Section 1.401(a)(35)-1(f)(5). (f) Section 401(k) Cash or Deferred Portion. The term "Section 401(k) Cash or Deferred Portion" means the portion established under this Plan to hold all assets of the Plan not invested in Company Stock. (g) Stock Bonus Plan Portion. The term "Stock Bonus Plan Portion" means the stock bonus portion established under this Plan, which is established to hold all the assets of the Plan invested in Company Stock. 14.2 Purpose. The Stock Bonus Plan Portion shall be considered and designated as an employee stock ownership plan intended to invest primarily in Company Stock and satisfy the requirements of Section 409 of the Code and Section 4975(e)(7) of the Code. The purpose of the Stock Bonus Plan Portion is to allocate to Participants and their Beneficiaries an ownership interest in the Company through distribution of Company Stock (or the fair market value of Company Stock). Neither the Company, its officers, directors, Employees or shareholders, nor any fiduciary of the Plan will have any responsibility for the value of any stock or other securities of the Company allocated to the Account of, or distributed to, any Participant or Beneficiary hereunder; it being understood that such stock or securities may decline in value or become wholly worthless due to risks and circumstances which cannot be foreseen and which may not be within the control of any such person or entities. A principal purpose of the Stock Bonus Plan Portion is to provide an avenue for Employees to acquire Company Stock. Accordingly, contributions made to the Stock Bonus Portion of the Plan in cash and other cash received for the Stock Bonus Plan Portion by the Trustee shall be invested primarily or exclusively in Company Stock. Purchases of Company Stock may be made in the open market or, to the extent permitted by law, by purchases directly from the Company or from shareholders of the Company. If Company Stock is not available for purchase, or if the Trustee determines that the purchase of additional Company Stock is not prudent or would not further the purposes of the Plan, the Trustee shall, to the extent not inconsistent with the continued tax qualification of the Stock Bonus Plan Portion as an employee stock ownership plan under Section 4975(e)(7) of the Code, invest the assets of the Stock Bonus Plan Portion in

47 securities or investments other than Company Stock. The Trustee may maintain reserves in the Plan to provide funds for the payment of expenses from the Trust, and for distributions in cash. Such reserves may be invested in cash, savings accounts, certificates of deposit and other similar cash equivalent investments, including those of the Trustee, as well as any other authorized investment provided in the Trust. All purchases of Company Stock will be made at prices, which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock at the time of purchase. 14.3 Dividends. Dividends paid by the Company with respect to shares of Company Stock held by the Stock Bonus Plan Portion in a Participant's Company Stock Account will: (a) unless otherwise elected by the Participant in accordance with this Section 14.3, be paid to the Stock Bonus Plan Portion and reinvested in Company Stock, or (b) if elected by the Participant in accordance with this Section 14.3, be paid in cash directly to the Participant (or Beneficiary), or paid to the Plan and distributed in cash to the Participant (or Beneficiary) no later than 90 days after the close of the Plan Year in which such dividends are paid. A Participant's election to receive cash payment of dividends on Company Stock will be made in the manner and time indicated by the Administrator. Cash dividends received on shares of Company Stock will be allocated to the Participant's Company Stock Account based on the number of shares of Company Stock held in each such Account, unless the Participant elects to receive such dividends in cash pursuant to this Section. 14.4 Distribution of Company Stock. Notwithstanding any other provision of the Plan, distribution of a Participant's Company Stock Account may be made in cash, in kind, in Company Stock, or any combination thereof, provided, however, that if a Participant or Beneficiary so demands, such Company Stock Account shall be distributed only in the form of Company Stock. 14.5 No Authorization for Exempt Loan. The Plan Administrator is not authorized to direct the Trustee to enter into an Exempt Loan transaction to finance the acquisition of Company Stock. 14.6 Participant Voting Rights. Each Participant (or Beneficiary) shall be entitled to direct the Trustee as to how to vote the shares of Company Stock that are allocated to the Participant's Company Stock Account. Shares for which no direction is received shall be voted by the Trustee in the same manner and proportion as the shares for which direction is received.

48 14.7 Diversification of Participant's Account. A Participant (or Beneficiary) may, at the Participant's (or Beneficiary's) discretion, diversify the investment of the Participant's Company Stock Account in accordance with Section 8.2 of the Plan. 14.8 Put Option. (a) Solely in the event that a Company Stock Distributee receives a distribution consisting in whole or in part of Company Stock that at the time of the distribution thereof is not Freely Tradable Stock (or which ceases to be Freely Tradable Stock during the time periods specified below), the distributed Company Stock will be subject to a put option ("Put Option") as set forth in this Section 14.8. (b) During the 60-day period following the date the Company Stock first becomes distributable, the Company Stock Distributee will have the right to require the Company to purchase all or a portion of the distributed Company Stock held by the Company Stock Distributee. A Company Stock Distributee will exercise this right by giving written notice to the Company of the number of shares of distributed Company Stock that the Company Stock Distributee intends to sell to the Company. This notice must be given within the 60-day period following the date the Company Stock first becomes distributable. The purchase price to be paid for the Company Stock will be its fair market value determined as of the Valuation Date coincident with or immediately preceding the date of the distribution. (c) If a Company Stock Distributee does not exercise his Put Option, the Put Option will temporarily lapse. Upon the expiration of the 60-day period following the last day of the Plan Year in which the 60-day option period expires, the Company shall provide the non-electing Company Stock Distributee (if he or she is then a shareholder of record) with a notice (the "Notice of Value") indicating the fair market value of the Company Stock, determined by an independent appraiser who meets the requirements of Section 401(a)(28)(C) of the Code. During the 60-day period following receipt of the Notice of Value, the Company Stock Distributee will have the right to require the Company to purchase all or any portion of the distributed Company Stock with the purchase price based on the amount stated in the Notice of Value. If a Company Stock Distributee fails to exercise his option right under this paragraph with respect to any portion of the distributed Company Stock, no further options will be applicable under this Plan with respect to the Company Stock, and the Company will have no further purchase obligations. (d) In the event that a Company Stock Distributee exercises a Put Option, then the Company have the option of paying the purchase price of the Company Stock which is subject to the Put Option ("Option Stock") under either of the following methods: (1) a lump sum payment of the purchase price within 30 days after the date upon which the Put Option is exercised ("Exercise Date"); or (2) a series of 6 equal installment payments, with the first payment to be made within 30 days following the Exercise Date and the 5 remaining payments to be made on the 5 anniversary dates of the Exercise Date. If the Company elects to pay the purchase price of the Option Stock under the installment method, the Company shall, within 30 days after the Exercise Date, give the Company

49 Stock Distributee the Company's promissory note for the full, unpaid balance of the option price. This note will provide adequate security, state a rate of interest reasonable under the circumstances, and provide that the full amount of the note will accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment. (e) The Put Option will be effective solely against the Company and will not obligate the Plan in any manner. The Plan may, with the Company's consent, elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Company Stock Distributee's exercise of a Put Option. (f) Except as is expressly provided above with respect to any distributed Company Stock that is not Freely Tradable Stock, no Participant will have any Put Option rights with respect to Company Stock distributed under this Plan, and neither the Company nor this Plan shall have any obligation whatsoever to purchase any distributed Company Stock from any Participant or other Company Stock Distributee. (g) The protections and rights described in this Section 14.8 are non-terminable and must continue to exist under the terms of the Plan, regardless of whether or not the Plan continues to include the Stock Bonus Plan Portion or whether any Exempt Loan is repaid.

50 ARTICLE 15 – ADMINISTRATION 15.1 Administrator’s General Powers and Duties. As defined in the Plan, the Investment Committee of the Brown & Brown, Inc. Employee Savings Plan (the “Committee”) is the Administrator. As the Administrator, the Committee will have such powers and duties as are specifically conferred upon it by the Plan and the Board. Such powers and duties include, but are not limited to: (a) Administering the Plan; (b) Establishing rules and procedures for the conduct of the Administrator’s business and the administration and effectuation of the Plan; (c) Interpreting and construing the terms of the Plan and deciding and resolving any and all questions that may arise in the administration of the Plan; (d) Allocating fiduciary responsibilities and delegating one or more persons to carry out fiduciary responsibilities; (e) Appointing professional advisors to the Plan, which may include, but not be limited to, investment managers, trustees, consultants, plan administrators, attorneys, accountants, and clerical staff by using any method that the Administrator deems prudent under the circumstances, and monitor the performance thereof; (f) Obtaining information, analyses, evaluations, advice, or opinions from professional advisors and other persons, including persons employed by the Employer, as it may deem necessary or advisable for such purpose; (g) Establishing, executing, and maintaining an investment policy for the Plan; (h) Reviewing, monitoring, and comparing the investment options provided to Participants under the Plan, including the results of the investment options and the fees associated with each investment option; (i) Adding or removing investment options under the Plan as determined by the stated process for watch list and replacement in the Plan’s investment policy statement; (j) Monitoring other Plan service providers as needed; (k) Appointing a proxy voting agent; (l) Exercising all proxies on investments held by the Plan except to the extent such rights are passed through to participants or otherwise provided by ERISA; (m) Reporting to the Board as necessary on the performance of Administrator responsibilities and on the performance of any organization or persons to whom any of its powers and responsibilities may have been delegated;

51 (n) Delegating authority and responsibility, as the Administrator deems proper, and periodically reviewing such delegation; (o) Directing the Trustees with respect to payments from the Trust Fund; (p) Deciding if a Participant is entitled to a benefit; (q) Communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (r) Filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (s) Reviewing and approving any financial reports, investment reviews, or other reports prepared by any party; (t) Making any findings of fact the Administrator deems necessary to proper Plan administration; and (u) Taking such other actions, consistent with the terms of the Plan, as the Administrator deems appropriate. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator's interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious. 15.2 Correcting Administrative Errors. The Administrator shall take such steps as the Administrator considers necessary and appropriate to remedy administrative or operational errors, including, but not be limited to, the following: (a) any action pursuant to (1) any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service, (2) any asset management or fiduciary conduct error correction program that is issued by the Department of Labor, or (3) any other correction program issued by any Department or governmental agency; (b) a reallocation of Plan assets; (c) an adjustment in the amount of future payments to any Participant, Beneficiary or Alternate Payee; and (d) the institution, prosecution, and/or settlement of legal actions to recover benefit payments made in error or on the basis of incorrect or incomplete information. 15.3 Promulgating Notices and Procedures. The Employer and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate them to Participants, and the Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can

52 be published and communicated to a Participant in one or more of the following ways: (a) by distribution in hard copy; (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (c) by e-mail, either to a Participant's personal e-mail address or his or her Employer-maintained e-mail address; and (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge. Notwithstanding any provision of the Plan to the contrary, the use of electronic technologies will be deemed to satisfy any written notice, consent, delivery, signature or disclosure requirement under the Plan, the Code, or ERISA to the extent permitted by the Administrator and permissible under and consistent with applicable law and regulations. 15.4 Employment of Agents and Counsel. The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any fiduciaries of the Plan. It is expressly stated that the third party Administrator's services are only ministerial in nature and that under no circumstances will such third party Administrator (a) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (b) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become fiduciaries of the Plan. 15.5 Compensation and Expenses. The Administrator may receive such compensation as agreed upon between the Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services to the Plan as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Employer will pay all "settlor" expenses (as described in Department of Labor Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party that is appointed under Section 15.4 in the performance of their duties. The Employer may pay, but is not required to pay, all "non-settlor" expenses incurred by the Administrator or any party that is appointed under Section 15.4 in the performance of their duties. Any "non-settlor" expenses incurred by the Administrator or any party that is appointed under Section 15.4 that the Employer elects not to pay will be

53 reimbursed from Trust Fund assets. Any expenses paid from the Trust Fund will be charged to each Participating Employer in the ratio that each Participating Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator. 15.6 Claims Procedures. The claims procedure required under Section 503 of ERISA and Department of Labor Regulations thereunder is set forth in an administrative policy regarding claims procedures that is promulgated under Section 15.3 of the Plan by the Administrator. Such administrative policy will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan. 15.7 Qualified Domestic Relations Orders. A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State or a Commonwealth court that satisfies the requirements of Section 414(p) of the Code and creates, recognizes, or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit, including (a) an order that is issued with respect to another domestic relations order or QDRO, including an order that revises or amends a prior order; (b) an order issued after the Participant's Benefit Commencement Date or death; or (c) an order that names as the alternate payee a person deemed financially dependent upon the Participant, provided that the other requirements for a QDRO as set forth in the Plan's QDRO procedure and/or as defined in Section 414(p) of the Code are satisfied. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator will determine if a domestic relations order received by the Plan is a Qualified Domestic Relations Order based on an administrative policy regarding Qualified Domestic Relations Orders that is promulgated under Section 15.3 of the Plan by the Administrator. 15.8 Appointment of an Investment Manager. The Administrator, with the consent of the Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the assets of the Trust. Each Investment Manager must be a person (other than the Trustee) who (a) has the power to manage, acquire, or dispose of Plan assets, (b) is an investment adviser, a bank, or an insurance company as described in Section 3(38)(B) of ERISA, and (c) acknowledges fiduciary responsibility to the Plan in writing. The Administrator will enter into an agreement with an Investment Manager that specifies the duties and compensation of the Investment Manager and specifies any other terms and conditions under which the Investment Manager will be retained. The Trustee is not liable for any act or omission of an Investment Manager and is not liable for following an Investment Manager's advice with respect to duties delegated by the Administrator to the Investment Manager. The Administrator can determine the portion of the Plan's assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

54 15.9 Committee Provisions (a) Membership. The Committee will consist of such number of individuals as are appointed by the Board to serve at the pleasure of the Company. The members of the Committee, who need not be Participants or Employees, will hold office until termination of such membership status. Any member of the Committee may resign as any time by giving written notice to the other members of the Committee and to the Board, effective as therein stated. The Board may remove any member of the Committee at any time. In the case of a Committee member who is also an Employee, his status as a Committee member will terminate upon his termination of employment with the Employer, except as otherwise provided by the Board. Upon the death or removal of any Committee member, the Board may appoint a successor. The Company in writing shall give notice of appointment of a successor member to other members of the Committee. (b) Establishment of Offices. The Committee will have a Chairman and a Secretary. The Chairman will be responsible for the conduct of all the meetings of the Committee and will have voting rights the same as any other Committee member. The Secretary will be responsible for keeping minutes of the transactions of the Committee and will be the official custodian of records of the Committee. (c) Conflict of Interest. Notwithstanding any provision of law, no Committee member will vote or participate in a determination of any matter in which the Committee member will receive a special private gain, except in the case of voting matters pertaining to benefits applicable to all Participants. No individual member of the Committee, when acting in his capacity as a member of the Committee, will have any right to vote or decide on any matter relating solely to himself or his rights or benefits under the Plan. Furthermore, no individual member of the Committee will take actions for the purposes of benefiting a third party. Members of the Committee have a duty of loyalty that precludes them from being influenced by motives other than the accomplishment of the purposes of the Plan. Committee members, in the performance of their duties, must conform and act pursuant to the documents and instruments establishing and governing the Plan and Trust. (d) Committee Meetings. The Committee shall set its own schedule of meetings. Special meetings may be called as needed. A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business. The action of the Committee will be determined by a vote or other affirmative expression by the majority of its members in attendance where a quorum is present. The Committee may also act through unanimous written consent of all of its members. The Committee may designate one or more of its members (the “Designated Members”) as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the trustee of this action and the name or names of the Designated Members. (e) Subcommittees. The Committee, in the conduct of its business, may choose to establish subcommittees consisting of a lesser number of Committee members. The Chairman shall appoint subcommittees. Meetings of subcommittees consisting of two or more Committee members will be conducted in accordance with the operating rules and procedures governing the Committee as a whole.

55 (f) Adopting Rules. All rules to be adopted by the Committee will be in writing and will be adopted by a majority vote of the Committee. No rule or regulation of the Plan may conflict with ERISA or the Code or Regulations or applicable state law.

56 ARTICLE 16 - PARTICIPATING EMPLOYERS 16.1 Participating Employers The following Affiliates are Participating Employers that are authorized by the Company to participate in the Plan on account of their Employees: (a) Each Subsidiary of the Company. For purposes of this Section 16.1, "Subsidiary" means any corporation, partnership, limited liability company, or other legal entity of which the Company or one of the Company's Subsidiaries, in either case acting alone or with one or more of the Company’s other Subsidiaries, owns, or has the power to vote or exercise a controlling influence with respect to, 100 percent of the capital stock or other ownership interest giving holders the right to do one or both of the following: (1) elect the board of directors or other governing body of that legal entity and (2) receive the net assets of that legal entity available for distribution to holders of all stock or other ownership interests upon liquidation or dissolution of that legal entity. In addition to all other terms and conditions in the Plan, Participating Employers will be subject to, and must comply with, the terms and conditions set forth in this Article 16. 16.2 Plan Contributions Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of the Compensation that the Employee received from each Employer. If any Employer is unable to make a contribution for any Plan Year, any Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer. 16.3 Plan Amendments Any amendment to the Plan that is adopted by the Company, at any time, will be deemed to be accepted by any Participating Employer. 16.4 Plan Expenses Any expenses paid from the Trust will be charged to each Participating Employer in the ratio that each Participating Employer's Participants' Accounts bears to the total of all the Accounts maintained by the Plan, or in any other reasonable method elected by the Administrator. 16.5 Employee Transfers An Employee's transfer to or from an Employer or Participating Employer will not affect his or her Account balance and total Years of Service or Periods of Service.

57 16.6 Termination of Participation A Participating Employer may terminate its participation in the Plan by delivering written notice to the Company, to the Administrator and to the Trustee (but in accordance with Article 19, only the Company can terminate the Plan). Upon any such termination of participation by a Participating Employer, the Participating Employer may request a transfer of Trust Fund assets attributable to its Employees from this Plan to a successor qualified retirement plan maintained by the Participating Employer or its successor. If such request is not made by the Participating Employer, or if the Administrator refuses to make the transfer because in its opinion a transfer would operate to the detriment of any Participant, would jeopardize the continued qualification of the Plan, or would not comply with any requirements of the Code, Regulations, or rules promulgated by the Department of Treasury or Internal Revenue Service, then termination of participation by a Participating Employer as described in this Section 16.6 will not be considered a distributable event; distribution of a Participant's Account of an Employee of the Participating Employer will be made in accordance with the provisions of Article 10 upon the death, retirement, Disability, or the termination of employment from the Participating Employer or former Participating Employer, as if such termination of participation by the Participating Employer had not occurred.

58 ARTICLE 17 - MISCELLANEOUS 17.1 No Contract of Employment. Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan. 17.2 Title to Assets. No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer or an Affiliate, except as otherwise provided by the terms of the Plan. 17.3 Fiduciaries and Bonding. Fiduciaries (including Named Fiduciaries) of the Plan will have only those powers and duties specifically given to them under the terms of this Plan. Every fiduciary other than a bank, an insurance company, a broker-dealer who is registered under Section 15(b) of the Securities Exchange Act of 1934 and who is subject to the fidelity bond requirements of a self-regulatory organization as defined in Section 412(a) of ERISA, or a fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10 percent of the amount of funds under the fiduciary's supervision, but the bond will not be less than $1,000 or more than $1,000,000 or such other amount that may be required by law. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Company or the Trust, at the election of the Company. 17.4 Severability of Provisions. If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included. 17.5 Interpretation of the Plan and Trust. The following provisions apply to the interpretation of the Plan and Trust: (a) Names. Names that are used in this Plan should be used consistently in any appendixes, policies, procedures, and/or any other documents which are legally binding upon the Plan. However, in documents that are not considered to be part of this Plan, appendixes, policies or procedures that are not legally binding upon the Plan; and that may be are distributed to individuals (such as the summary plan descriptions, summaries of material modification, notices, and election forms), names may use plain English terms.

59 (b) Gender. Words that are used in the masculine gender may be construed as though they are also used in the feminine or neuter gender, where applicable (and vice versa). (c) Number. Words that are used in the singular form may be construed as though they are also used in the plural form, where applicable (and vice versa). (d) Headings and Subheadings. Headings and subheadings are inserted for convenience of reference. Headings and subheadings constitute no part of this Plan and/or Trust and are not to be considered in its construction or interpretation. (e) Single Subparagraphs. This Plan and/or Trust may have Sections and/or paragraphs that contain a single subparagraph; such document construction will not constitute a Scrivener's error. (f) Application of Law. This Plan and/or Trust will be construed and interpreted in accordance with the Code and ERISA. However, if the Plan needs to be construed and interpreted according to a State's or Commonwealth's laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then this Plan will be construed and interpreted according to the laws of the State of Florida. Unless the Trust otherwise provides, if the Trust needs to be construed and interpreted according to a State's or Commonwealth's laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then the Trust will be construed and interpreted according to the laws of the State of Florida. 17.6 Costs and Expenses of Legal Action. Unless otherwise prohibited by law, either the Company or the Trust, in the sole discretion of the Company, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any claim, suit or proceeding. 17.7 Qualified Plan Status. This Plan and the related Trust agreement are intended to be a qualified retirement plan under the provisions of Sections 401(a) and 501(a) of the Code. 17.8 Mailing of Notices to Administrator, Employer or Trustee. Except as otherwise provided in Section 15.3 of the Plan, notices, documents or forms required to be given to or filed with the Administrator or the Employer will be either hand delivered or mailed by first class mail, postage prepaid, to the Administrator or the Employer, at the Employer's principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business. 17.9 Participant Notices and Waivers of Notices. Whenever written notice is required to be given under the terms of this Plan, such notice will be deemed to be given on the date that such written notice is either hand

60 delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party entitled to receive written notice concerning any matter under the terms of this Plan. 17.10 Evidence Furnished Conclusive. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The fiduciaries of the Plan will be fully protected in acting and relying upon any evidence described under this Section 17.10. 17.11 Release of Claims. Any payment to a Participant or Beneficiary, his legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and the Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or the Trustee. 17.12 No Duplication of Benefits. There will be no duplication of benefits under the Plan because of employment by more than one participating Employer. 17.13 Discontinued Contributions. Any Participants' Accounts (or sub-Accounts) that were established for specific contributions to the Plan which are (or were) subsequently discontinued will continue to be administered in accordance with the vesting and forfeiture provisions of the Plan in effect on the date that such contributions are (or were) discontinued. 17.14 Multiple Copies of Plan and Trust Agreement. This Plan and the related Trust agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Plan or Trust agreement, as the case may be, and will be binding on the respective successors and assigns of the Employer and all other parties. 17.15 Limitation of Liability and Indemnification. In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), the Administrator (collectively and individually), and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful

61 misconduct, fraud, bad faith, or gross negligence. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust. 17.16 Written Elections and Forms. Whenever the word "written" or the words "in writing" are used, such words will include any method of communication permitted by the Department of Labor with respect to such documentation. In a similar manner, the word "form" will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law. 17.17 Assignment and Alienation of Benefits. Except as may otherwise be permitted under Section 401(a)(13)(C) of the Code, as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 15.7 of the Plan, or as may otherwise be permitted under Article 12 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. 17.18 Exclusive Benefit Rule. All contributions made by the Employer or an Affiliate to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliate and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan.

62 ARTICLE 18 - TOP-HEAVY PLAN REQUIREMENTS 18.1 Top-Heavy Plan Determination. If as of the determination date (as defined in Section 18.2 of the Plan) for any Plan Year the aggregate of (a) the account balances under the Plan and all other defined contribution plans in the aggregation group (as defined in Section 18.2 of the Plan) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all participants in such plans who are key employees (as defined in Section 18.2 of the Plan) for such Plan Year exceeds 60 percent of the aggregate of the account balances and the present value of accrued benefits of all participants in such plans as of the determination date, then the Plan will be a “top-heavy plan” for such Plan Year, and the requirements of Section 18.3 of the Plan will be applicable for such Plan Year as of the first day of such Plan Year. If the Plan is a top-heavy plan for any Plan Year and is not a top- heavy plan for any subsequent Plan Year, the requirements of Section 18.3 of the Plan will not be applicable for such subsequent Plan Year. 18.2 Definitions and Special Rules. (a) Definitions. For purposes of this Article 18, the following definitions will apply: (1) Determination Date. The determination date for all plans in the aggregation group will be the last day of the preceding Plan Year, and the valuation date applicable to a determination date will be (i) in the case of a defined contribution plan, the date as of which account balances are determined that coincides with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date will be used with respect to such plan. (2) Aggregation Group. The aggregation group will consist of (a) each plan of an Employer in which a key employee is a participant, (b) each other plan that enables such a plan to be qualified under Section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group. (3) Key Employee. Key employee will have the meaning set forth in Section 416(i) of the Code. (b) Special Rules. For the purpose of determining the accrued benefit or account balance of a participant, (i) the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the 1-year period ending on the determination date will not be taken into account pursuant to this Section, and (ii) any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the 1-year period ending on the determination date will be treated as a participant in such plan, and any such distribution will be included in such participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a person’s severance from

63 employment, death or disability, clause (ii) of this Section 18.2(b) will be applied by substituting “5-year period” for “1-year period.” 18.3 Minimum Contribution for Top-Heavy Years. Notwithstanding any provision of the Plan to the contrary, for any Plan Year for which the Plan is a top-heavy plan, a minimum contribution will be made on behalf of each Participant (other than a key employee) who is an Employee on the last day of the Plan Year in an amount equal to the lesser of (i) 3 percent of such Participant’s Compensation during such Plan Year and (ii) the highest percentage at which Employer contributions (including Pre-Tax Elective Deferrals) are made on behalf of any key employee for such Plan Year. If during any Plan Year for which this Section 18.3 is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top- heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section 18.3 will be 5 percent. The percentage referred to in clause (ii) of the first sentence of this Section 18.3 will be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under Section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year. Notwithstanding the foregoing, the minimum contribution described in this Section 18.3 for any Plan Year for which the Plan is a top-heavy plan will not be made under this Plan with respect to any Participant who receives a minimum contribution or minimum benefit for purposes of Section 416(c) of the Code under another plan maintained by an Affiliate.

64 ARTICLE 19 - AMENDMENT, PLAN TERMINATION 19.1 Authority of Board to Terminate It is the intention of the Company that this Plan will be permanent. However, the Company reserves the power to terminate the Plan at any time by action of the Board. Upon any such termination, the Trust Fund will continue to be administered until complete distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 10 of the Plan. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor. 19.2 Authority of Board and Administrator to Amend The Company reserves the power to amend the Plan at any time and to any extent by action of the Board, to the extent permitted by applicable law. In addition to the authority of the Board to amend the Plan, the Administrator may amend the Plan at any time, pursuant to this Section 19.2 and to the extent permitted by applicable law, to: (a) Comply with changes in ERISA, the Code or other applicable law; (b) Simplify or clarify the administration of the Plan; and (c) Make other reasonable or necessary changes to the extent such changes will not materially increase the cost to the Company of maintaining the Plan. Any action to terminate the Plan, materially increase or decrease benefits payable pursuant to the terms of the Plan, or to materially increase the cost to the Company of maintaining the Plan must be taken by the Board. 19.3 Effective Date of Amendment Any amendment or termination of the Plan will become effective as of the date designated by the Board or Administrator, as applicable; provided however, that an amendment to the Plan will not be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit under Section 411(d)(6) of the Code. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination will cause any part of the monies contributed hereunder to revert to the Employer or to be diverted to any purpose other than for the exclusive benefit of Participants and their Beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee

65 pension plan as defined in Section 408(k) of the Code), Accounts will be distributed in accordance with applicable law. 19.4 Merger The Plan will not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

66 EXECUTION IN WITNESS WHEREOF, the Company has caused this restatement to be executed in its name and behalf effective as of the first day of January, 2016. BROWN & BROWN, INC. BY: /s/ R. ANDREW WATTS Printed Name: R. Andrew Watts Title: Executive Vice President, Treasurer and Chief Financial Officer